Exhibit 99.12(b)

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                   MORTGAGE LOAN SALE AND SERVICING AGREEMENT




                      MORGAN STANLEY MORTGAGE CAPITAL INC.,
                                    Purchaser




                        HSBC MORTGAGE CORPORATION (USA),
                               Seller and Servicer




                           Dated as of August 1, 2005




                    Fixed and Adjustable Rate Mortgage Loans
                                   First Liens



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION  1. Definitions ....................................................  1

SECTION  2. Agreement to Purchase Mortgage Loans ...........................  19

SECTION  3. Mortgage Loan Schedules ........................................  19

SECTION  4. Purchase Price .................................................  19

SECTION  5. Examination of Mortgage Files ..................................  20

SECTION  6. Conveyance From Seller To Purchaser ............................  21

SECTION  7. Representations, Warranties and Covenants of the Seller;
            Remedies for Breach. ...........................................  24

SECTION  8. CLOSING ........................................................  40

SECTION  9. CLOSING DOCUMENTS ..............................................  40

SECTION 10. Costs ..........................................................  42

SECTION 11. Administration and Servicing of the Mortgage Loans .............  42

SECTION 12. Default ........................................................  59

SECTION 13. Termination ....................................................  60

SECTION 14. Cooperation of Seller with a Reconstitution ....................  61

SECTION 15. Notice of Servicing Transfer ...................................  65

SECTION 16. The Seller .....................................................  65

SECTION 17. Seller and Servicer Not to Resign ..............................  67

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SECTION 18. Mandatory Delivery .............................................  67

SECTION 19. Notices ........................................................  68

SECTION 20. Severability Clause ............................................  69

SECTION 21. Counterparts ...................................................  69

SECTION 22. Governing Law ..................................................  69

SECTION 23. Intention of the Parties .......................................  70

SECTION 24. Successors and Assigns .........................................  70

SECTION 25. Waivers ........................................................  70

SECTION 26. Exhibits .......................................................  71

SECTION 27. Nonsolicitation ................................................  71

SECTION 28. General Interpretive Principles ................................  71

SECTION 29. Reproduction of Documents ......................................  71

SECTION 30. Further Agreements .............................................  72

SECTION 31. Waiver of Trial by Jury ........................................  72

SECTION 32. Jurisdiction; Consent to Service of Process ....................  72

SECTION 33. Privacy ........................................................  72

SECTION 34. No Partnership .................................................  72

SECTION 35. Confidentiality ................................................  72


EXHIBITS
EXHIBIT 1         FORM OF SELLER'S OFFICER'S CERTIFICATE
EXHIBIT 2         FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT 3         ASSIGNMENT AND CONVEYANCE
EXHIBIT 4         CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 5         MORTGAGE LOAN DOCUMENTS

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EXHIBIT 6         FORM OF MONTHLY REMITTANCE ADVICE FIELDS
EXHIBIT 7         FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT
EXHIBIT 8         ANNUAL CERTIFICATION
EXHIBIT 9         CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 10        CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 11        ESCROW ACCOUNT CERTIFICATION
EXHIBIT 12        ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 13        UNDERWRITING GUIDELINES
EXHIBIT 14        FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT
EXHIBIT 15        FORM OF OPINION OF COUNSEL TO SELLER
EXHIBIT A         MORTGAGE LOANS
SCHEDULE I        MORTGAGE LOAN SCHEDULE

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                        MORTGAGE LOAN SALE AND SERVICING
                                    AGREEMENT

                  This is a MORTGAGE LOAN SALE AND SERVICING AGREEMENT (the "Agreement"), dated as of August 1, 2005, is by and between Morgan Stanley Mortgage Capital Inc., having an office at 1633 Broadway, New York, NY 10019 (together with any Person to whom the Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to the Mortgage Loan and each respective successors and assigns, the "Purchaser") and HSBC Mortgage Corporation (USA), having an office at 2929 Walden Avenue, Depew, NY 14043, in its capacity as seller (the "Seller") and in its capacity as servicer (the "Servicer").

                              W I T N E S S E T H :


                  WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain fixed and adjustable rate residential first lien mortgage loans (the "Mortgage Loans") as described herein on a servicing retained basis and which shall be delivered in groups of whole loans (each a "Mortgage Loan Package") on various dates as provided in the related Purchase Price and Terms Letter Agreement (each, a "Closing Date");


                  WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;


                  WHEREAS, the Purchaser, the Seller and the Servicer wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans;


                  WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction; and


                  WHEREAS, certain Mortgage Loans have been, or will be, registered on the MERS(R) System (defined below) such that the mortgagee of record under each such Mortgage Loan shall be identified as MERS.


                  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Seller and the Servicer agree as follows:

                  SECTION 1. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

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                  Accepted Servicing Practices: With respect to any Mortgage
Loan, the servicing procedures which (i) conform to customary and usual standards of practice of prudent mortgage lenders and mortgage loan servicers, for mortgage loans similar to the Mortgage Loans, (ii) follow the policies and procedures that the Servicer applies to similar mortgage loans serviced for third parties and for its own account, (iii) meet the requirements of FNMA and FHLMC, (iv) comply with all applicable laws and follow collection practices with respect to the related Mortgage Loans that are in all material respects legal and customary, and (v) subject to clauses (i), (ii) (iii) and (iv) above, comply with the reasonable requests of the Purchaser and the requirements of this Agreement.

                  Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

                  Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

                  Affiliate: With respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

                  Agency Transfer:  A FNMA Transfer or a FHLMC Transfer.

                  Agreement: This Mortgage Loan Sale and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

                  ALTA:  The American Land Title Association.

                  Ancillary Income: All income derived from the Mortgage Loans (other than the Servicing Fee) including but not limited to Prepayment Charge, late charges, any interest paid on funds deposited in any collection account or escrow account (other than interest on escrowed funds required by law to be paid to the Mortgagor), fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note, including any set-up fees or servicing transfer fees.

                  Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and/or FHLMC, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum

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requirements of FNMA or FHLMC. However, in the case of a mortgage made on a property in the state of New York, the value will always be determined by the appraisal for determining any requirement for Primary Mortgage Insurance only.

                  Assignment and Conveyance: An individual assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit 3.

                  Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

                  Balloon Loan: A Mortgage Loan identified on the Mortgage Loan Schedule as a balloon mortgage loan.

                  Borrower: With respect to any Mortgage Loan, the obligor(s) on the related Mortgage Note.

                  Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of New York or Florida are authorized or obligated by law or executive order to be closed.

                  Cash-Out Refinancing: As defined in the Underwriting Guidelines attached to the related Assignment and Conveyance.

                  Closing Date: The date or dates on which the Purchaser from time to time shall purchase from the Seller and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans and related servicing listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

                  Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 9.

                  Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  Commission: The United States Securities and Exchange Commission.

                  Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property, whether temporary or permanent, by exercise of the power of condemnation or the right of eminent domain.

                  Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

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                  Co-op: A private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

                  Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

                  Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

                  Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

                  Custodial Account:  As defined in Subsection 11.04.

                  Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents. If more than one Custodial Agreement is in effect at any given time, all of the individual Custodial Agreements shall collectively be referred to as the "Custodial Agreement."

                  Custodian: JPMorgan Chase Bank, N.A., a national banking association, and its successors in interest, or any successor to the Custodian under the Custodial Agreement as therein provided.

                  Cut-off Date: With respect to each Mortgage Loan, the first day of the month in which the related Closing Date occurs or as otherwise set forth in the Purchase Price and Terms Letter Agreement for the related Mortgage Loan Package.

                  Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  Delinquent Mortgage Loans:  As defined in Subsection 11.01.

                  Determination Date: With respect to each Remittance Date, the 15th day (or, if such 15th day is not a Business Day, the following Business
Day) of the month in which such Remittance Date occurs.

                  Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  Due Period: With respect to each Remittance Date and any Mortgage Loan, the period beginning on the second day of the month preceding such Remittance Date through and including the first day of the month in which such Remittance Date occurs.

                  Eligible Investments: Any one or more of the following obligations or securities:

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                  (a) obligations of or guaranteed as to principal and interest by FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided, however, that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates except that investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages shall not constitute Eligible Investments hereunder;

                  (b) repurchase agreements on obligations specified in clause
(a) maturing not more than one month from the date of acquisition thereof;

                  (c) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than thirty (30) days) denominated in United States dollars of any United States depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;

                  (d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "P-2" by Moody's Investors Service, Inc. and rated not lower than "A-2" by Standard & Poor's; and

                  (e) a money market fund;

provided, however, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

                  Escrow Account:  As defined in Subsection 11.06.

                  Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums and fire and hazard insurance premiums required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

                  Event of Default: Any one of the conditions or circumstances enumerated in Subsection 12.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

                  Fidelity Bond: The fidelity bond required to be obtained by the Servicer pursuant to Subsection 11.11.

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                  Fixed Rate Mortgage Loan: A Mortgage Loan with respect to
which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

                  FNMA: FNMA, f/k/a Federal National Mortgage Association, or any successor thereto.

                  FNMA Guides: The FNMA Seller's Guide and the FNMA Servicing Guide and all amendments or additions thereto.

                  Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

                  High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term was defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

                  Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

                  HUD: The United States Department of Housing and Urban Development or any successor thereto.

                  Index: With respect to each Adjustable Rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

                  Initial Closing Date: The first Closing Date to occur under this Agreement.

                  Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

                  Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

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                  Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

                  Lender Paid Mortgage Insurance Policy or LPMI Policy: A policy of mortgage guaranty insurance issued by a Qualified Insurer for which the owner or servicer of the Mortgage Loan is responsible for the premiums associated with such mortgage insurance policy.

                  Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

                  Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio (expressed as a percentage) on such date of the outstanding principal amount of the Mortgage Loan to the Appraised Value of the related Mortgaged Property.

                  LPMI Fee: With respect to each Mortgage Loan which has an LPMI Policy, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

                  LPMI Loan: Any Mortgage Loan with respect to which Servicer is responsible for paying the premium due on the related LPMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

                  LPMI Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable under the Underwriting Guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located, pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.

                  Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on June 15, 1976, by the Department of Housing and Urban Development ("HUD Code"), as amended in 2000, which preempts state and local building codes. Each unit is identified by the presence of a HUD Plate/Compliance Certificate label. The sections are then transported to the site and joined together and affixed to a pre-built permanent foundation (which satisfies the manufacturer's requirements and all state, county, and local building codes and regulations). The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof. The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site. The wheels and hitch are removed prior to anchoring the unit to the permanent foundation.

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The manufactured home must be classified as real estate and taxed accordingly.
The permanent foundation may be on land owned by the mortgager or may be on leased land.

                  Material: A matter shall be deemed to be "Material" if it is of substance, and is important, essential, or pertinent to the matter under consideration. For example (and without limiting the generality of the foregoing), a statement that "the Mortgage Loan is in compliance in all Material respects with all applicable laws" shall be interpreted to mean that the Mortgage Loan complies with all applicable laws except for non-substantive or technical deviations that are primarily matters of form rather than substance, or which relate to insignificant matters that have a negligible effect on the values, marketability, or enforceability of the Mortgage Loan.

                  Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, the rate that is set forth in the related Mortgage Note as the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

                  MERS: Mortgage Electronic Registration System, Inc., a subsidiary of MERSCORP, Inc.

                  MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with the MERS Procedures Manual and (b) the Seller has designated or will designate the Purchaser as the Investor on the MERS(R) System.

                  MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

                  MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

                  MERS(R) System: The electronic mortgage registration system maintained by MERS.

                  Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, the rate that is set forth in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

                  Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing the Mortgage Note. With respect to a Co-op Loan, the Security Agreement.

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                  Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

                  Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 4 and 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Purchase Price and Terms Agreement Letter.

                  Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

                  Mortgage Loan: Each first lien residential mortgage loan sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Purchase Price and Terms Letter Agreement which is identified on the Mortgage Loan Schedule annexed to this Agreement on the related Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                  Mortgage Loan Documents: The documents listed in Exhibit 5 hereto pertaining to any Mortgage Loan.

                  Mortgage Loan Package: The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Purchaser at least five (5) Business Days prior to the related Closing Date and attached to this Agreement as Schedule I on the related Closing Date.

                  Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest payable to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

                  Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date in both hard copy and electronic form, such schedule setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number;
(2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) the original or modified months to maturity; (7) the original or modified date of the Mortgage Loan and the remaining months to maturity from the related Cut-off Date, based on the original amortization schedule: provided, however, that any such modification shall be consistent with the FNMA Guides and FHLMA standards; (8) the Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate in effect immediately following the related Cut-off Date; (10) the date on which the first Monthly Payment was due on the Mortgage Loan; (11) the stated maturity date;

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(12) the amount of the Monthly Payment at origination; (13) the amount of the
Monthly Payment as of the related Cut-off Date; (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;
(15) the original principal amount of the Mortgage Loan; (16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date; (17) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date; (18) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (19) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (20) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (21) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; (22) the Mortgage Interest Rate at origination; (23) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap; (24) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the related Cut-off Date; (25) with respect to each Adjustable Rate Mortgage Loan, the Index; (26) a code indicating whether the Mortgage Loan provides for negative amortization; (27) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan; (28) a code indicating the documentation style (i.e., full, alternative or reduced);
(29) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy or LPMI Policy; (30) the Appraised Value of the Mortgaged Property; (31) the sale price of the Mortgaged Property, if applicable; (32) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge; (33) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, balloon, etc.); (34) the Mortgagor's debt-to-income ratio; and (35) [reserved]; (36) if an automated underwriting engine is used with respect to any Mortgage Loan, the identity of such engine and the reference number used by such engine with respect to such Mortgage Loan; and (37) a field indicating whether the Mortgage Loan is a Home Loan. With respect to the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

                  Mortgage Note: The original executed note on standard FNMA/FHLMC documents of legally enforceable Note as evidence of the Mortgage Loan indebtedness of a Mortgagor.

                  Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

                  Mortgagor: The owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successors in title to the Mortgaged Property.

                  NAIC: The National Association of Insurance Commissioners or any successor thereto.

                  OCC: Office of the Comptroller of the Currency, or any successor thereto.

                  Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

                  Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller or the Servicer, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an eligible account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or Servicer or in an Affiliate of either and (iii) is not connected with the Seller or Servicer as an officer, employee, director or person performing similar functions.

                  OTS: The Office of Thrift Supervision or any successor thereto.

                  Owner:  As defined in Subsection 11.12.

                  P&I Advance:  As defined in Subsection 11.16.

                  Payment Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

                  Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

                  Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Premium Rebate: In the event that a premium was paid by the Purchaser to Seller on a Mortgage Loan and such Mortgage Loan is demanded for repurchase or make whole within 90 days of the related Closing Date, the Seller shall, upon demand by the Purchaser, refund to the Purchaser the Premium Recapture Price.

                  Premium Recapture Price: With respect to any Mortgage Loan, an amount equal to the product of (A) the Purchase Price Percentage as stated in the related Purchase Price and Terms Letter Agreement in excess of 100% and (B) the Stated Principal Balance of the Mortgage Loan as of the related Cut-off Date.

                  Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

                  Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

                  Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

                  Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Charge, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to the related Purchase Price and Terms Letter Agreement in exchange for the Mortgage Loans purchased on such Closing Date as provided in Section 4.

                  Purchase Price and Terms Letter Agreement: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Seller (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Purchase Price and Terms Agreement Letter may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

                  Purchase Price Percentage: The percentage of par (expressed as decimal) set forth in the related Purchase Price and Terms Letter Agreement.

                  Purchaser: Morgan Stanley Mortgage Capital Inc., or any successor.

                  Qualified Insurer: Any insurer which meets the requirements of FNMA and FHLMC.

                  Qualified Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than 1 year less than) that of the Deleted Mortgage Loan, (iv) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (v) be in first lien position (i.e., first) and have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vi) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80% and the Deleted Mortgage Loan was covered under a Primary Insurance Policy, (vii) conform to each representation and warranty set forth in Subsection 7.02 of this Agreement and
(viii) be the same type of Mortgage Loan (i.e. fixed or adjustable rate with the same Gross Margin and Index as the Deleted Mortgage Loan). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause
(ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates and shall be satisfied as to each such mortgage loan, the terms described in clause (iii) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios as described in clause
(iv) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (v) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be. In addition, the substitution of a Mortgage Loan where most but not all requirements pursuant to the previous sentence have not been met shall be subject to the Purchaser's approval in its sole discretion.

                  Rate/Term Refinancing: As defined in the Underwriting Guidelines attached to the related Assignment and Conveyance.

                  Reconstitution Agreement:  As defined in Section 14.

                  Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

                  Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  Regulation AB: As defined in Section 14.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  Remittance Date: No later than the close of business New York time on the 18th day of any month (or, if such 18th day is not a Business Day, the following Business Day).

                  REO Disposition: The final sale by the Servicer of an REO Property.

                  REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Subsection 11.12.

                  REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure, as described in Subsection 11.12.

                  Repurchase or Make Whole Price: The sum of: (1) the outstanding principal balance of the Mortgage Loan, with accrued and unpaid interest thereon at the then applicable Mortgage Interest Rate to the date on which such repurchase occurs; (2) all recoverable advances made by the Purchaser and all charges due from the Borrower; and (3) all reasonable and necessary expenses, losses and damages paid or incurred by the Purchaser in connection with the Mortgage Loan or an investigation of the Mortgage Loan or the related Mortgaged Property, including, but not limited to, property taxes, maintenance costs, interest expenses, insurance, appraisals, advertising, sales concessions, sales commissions, reasonable attorneys' fees, expenses and costs fines and penalties; and (4) the rebate of premium due the Purchaser in accordance with the Premium Rebate, if applicable.

                  Residential Dwelling: Any one of the following: (i) a one-family dwelling, including one-family dwellings which are part of a Co-op,
(ii) a two- to four family dwelling, (iii) a one-family dwelling unit in a FNMA/FHLMC eligible condominium project (iv) a one-family dwelling in a planned unit development, or (v) a one-family dwelling unit in a FNMA Type 1, New York City Pilot or New Jersey Pilot Co-op, none of which is a commercial property or mixed use property.

                  Securities Act: The federal Securities Act of 1933, as amended.

                  Securities Exchange Act: The federal Securities Exchange Act of 1934, as amended.

                  Securitization Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly-offered or privately-placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

                  Security Agreement: The agreement creating a security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

                  Seller:  HSBC Mortgage Corporation (USA).

                  Servicer: As defined in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement.

                  Servicing Advances: All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (iv) payments made by the Servicer with respect to a Mortgaged Property pursuant to Subsection 11.08.

                  Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the date hereof consists of the following:

                  (a) General servicing considerations.

                           (1) Policies and procedures are instituted to monitor
                  any performance or other triggers and events of default in accordance with the transaction agreements.

                           (2) If any material servicing activities are
                  outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

                           (3) Any requirements in the transaction agreements to
                  maintain a back up servicer for the mortgage loans are maintained.

                           (4) A fidelity bond and errors and omissions policy
                  is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

                  (b) Cash collection and administration.

                           (1) Payments on mortgage loans are deposited into the
                  appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

                           (2) Disbursements made via wire transfer on behalf of
                  an obligor or to an investor are made only by authorized personnel.

                           (3) Advances of funds or guarantees regarding
                  collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

                           (4) The related accounts for the transaction, such as
                  cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

                           (5) Each custodial account is maintained at a
                  federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k 1(b)(1) of the Securities Exchange Act.

                           (6) Unissued checks are safeguarded so as to prevent
                  unauthorized access.

                           (7) Reconciliations are prepared on a monthly basis
                  for all asset backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;
                  (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                  (c) Investor remittances and reporting.

                           (1) Reports to investors, including those to be filed
                  with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

                           (2) Amounts due to investors are allocated and
                  remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

                           (3) Disbursements made to an investor are posted
                  within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.

                           (4) Amounts remitted to investors per the investor
                  reports agree with cancelled checks, or other form of payment, or custodial bank statements.

                  (d) Mortgage Loan administration.

                           (1) Collateral or security on mortgage loans is
                  maintained as required by the transaction agreements or related mortgage loan documents.

                           (2) Mortgage loan and related documents are
                  safeguarded as required by the transaction agreements.

                           (3) Any additions, removals or substitutions to the
                  asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

                           (4) Payments on mortgage loans, including any
                  payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

                           (5) The Servicer's records regarding the mortgage
                  loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.

                           (6) Changes with respect to the terms or status of an
                  obligor's mortgage loan (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

                           (7) Loss mitigation or recovery actions (e.g.,
                  forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

                           (8) Records documenting collection efforts are
                  maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

                           (9) Adjustments to interest rates or rates of return
                  for mortgage loans with variable rates are computed based on the related mortgage loan documents.

                           (10) Regarding any funds held in trust for an obligor
                  (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loan, or such other number of days specified in the transaction agreements.

                           (11) Payments made on behalf of an obligor (such as
                  tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

                           (12) Any late payment penalties in connection with
                  any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

                           (13) Disbursements made on behalf of an obligor are
                  posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

                           (14) Delinquencies, charge offs and uncollectable
                  accounts are recognized and recorded in accordance with the transaction agreements.

                           (15) Any external enhancement or other support,
                  identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                  Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of (i) the product of the Servicing Fee Rate and
(ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and shall be pro rated (based upon the number of days of the related month the Servicer so acted as Servicer relative to the number of days in that month) for each part thereof. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Subsection 11.05) of related Monthly Payments collected by the Servicer, or as otherwise provided under Subsection 11.05.

                  Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth in the applicable Purchase Price and Terms Letter Agreement.

                  Servicing File: With respect to each Mortgage Loan, the file delivered by the Seller consisting of originals of all documents in the Mortgage File. See Exhibit 4.

                  Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Purchaser by the Servicer, as such list may be amended from time to time.

                  Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw Hill Companies Inc., and any successor thereto.

                  Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

                  Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

                  Static Pool Information:  As defined in Section 14.

                  Successor Servicer: Any servicer of one or more Mortgage Loans designated by the Purchaser as being entitled to the benefits of the indemnifications set forth in Subsections 7.03 and 16.01.

                  Transfer Date: In the event the Servicer is terminated as servicer of a Mortgage Loan pursuant to Sections 12, 13.01(c), 13.02 or 17, the date on which the Purchaser, or its designee, shall receive the transfer of servicing responsibilities and begin to perform the servicing of such Mortgage Loans, and the Seller, as Servicer, shall cease all servicing responsibilities.

                  Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached hereto as Exhibit 13 and a then-current copy of which shall be attached as an exhibit to the related Assignment and Conveyance.

                  Whole Loan Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans in a whole loan or participation format pursuant to a Reconstitution Agreement.

                  SECTION 2. Agreement to Purchase Mortgage Loans. The Seller agrees to sell, and the Purchaser agrees to purchase, from time-to-time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Letter Agreement, or in such other amount as agreed to by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit 3 (the "Assignment and Conveyance").

                  SECTION 3. Mortgage Loan Schedules. The Seller shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date or as otherwise set forth in the related Purchase Price and Terms Agreement Letter.

                  SECTION 4. Purchase Price. The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Purchase Price and Terms Letter Agreement (subject to adjustment as provided therein), multiplied by its principal balance as of the related Cut-off Date after application of scheduled payments of principal due on or before the related Cut-off Date, but only to the extent such payments were actually received. The initial principal amount of the related Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the related Cut-off Date. If so provided in the related Purchase Price and Terms Letter Agreement, portions of the Mortgage Loans shall be priced separately.

                  In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the current principal amount of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

                  With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive: (a) all scheduled principal due after the related Cut-off Date, (b) all other payments and/or recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Servicer after the related Cut-off Date shall belong to the Seller), and (c) all payments of interest on the Mortgage Loans, net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date).

                  For the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to reduce the Stated Principal Balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall remit to the Servicer for deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Servicer to the Purchaser on the appropriate Remittance Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.

                  SECTION 5. Examination of Mortgage Files. In addition to the rights granted to the Purchaser under the related Purchase Price and Terms Letter Agreement to underwrite the Mortgage Loans and review the Mortgage Files prior to the related Closing Date, the Seller shall either (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File (credit pack), including the Assignment of Mortgage, pertaining to each Mortgage Loan - unless such Mortgage Loan is a MERS Designated Mortgage Loan or has been previously assigned to MERS, in which case no such Assignment of Mortgage is required, or (b) make the related Mortgage File available to the Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. Any delivery of Mortgage Files to the Purchaser shall be pursuant to the Custodial Agreement. Such examination may be made by the Purchaser or its designee at any reasonable time before the Closing Date. Such examination shall be during regular business hours and the Purchaser shall give Seller ten days prior written notice. If the Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related Purchase Price and Terms Agreement Letter or the Seller's underwriting standards, such Mortgage Loans may, at the Purchaser's option, be rejected for purchase by the Purchaser. If not purchased by the Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and the Mortgage File for each such deleted Mortgage Loan shall be returned to the Seller within two (2) Business Days of the date of rejection. The Purchaser may, at its option, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successors') rights to demand repurchase or other relief or remedy provided for in this Agreement. In the event that the Seller fails to deliver the Mortgage File with respect to any Mortgage Loan, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 7.03.

                  SECTION 6. Conveyance From Seller To Purchaser.

                  Subsection 6.01 Conveyance of Mortgage Loans. The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit 3. After such sale, the Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to section 7.03 or 7.04.

                  The contents of each Mortgage File required to be retained by or delivered to the Servicer to service the Mortgage Loans pursuant to this Agreement and thus not delivered to the Purchaser, or its designee, are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, each Mortgage and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only. The Mortgage File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Servicer's computer system and/or books and records to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Servicer shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection
7.03 or if required under applicable law or court order.

                  Subsection 6.02 Books and Records. Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller, MERS, the Purchaser, or one or more designees of the Purchaser, as the Purchaser shall designate. Notwithstanding the foregoing, after the payment to the Seller of the Purchase Price, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Servicer after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 4 shall, after the payment to the Seller of the Purchase Price, be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Servicer for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

                  It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller's and as a purchase on the Purchaser's business records, tax returns and financial statements. In the event, for any reason, any transaction contemplated herein is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and the Purchaser intend that the Purchaser or its assignee, as the case may be, shall have a perfected first priority security interest in the Mortgage Loans which may be held by MERS as the nominee for the Purchaser, and the proceeds of any and all of the foregoing (collectively, the "Collateral"), free and clear of adverse claims. In such case, the Seller shall be deemed to have hereby granted to the Purchaser or its assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, the related Purchase Price and Terms Letter Agreement and this Agreement shall constitute a security agreement, and the Purchaser or its assignee, as the case may be, shall have all of the rights of a secured party under applicable law.

                  Subsection 6.03 Delivery of Mortgage Loan Documents. Pursuant to this Agreement, the Seller shall provide, or cause to be provided, in connection with each Closing Date, at least five (5) Business Days prior to such Closing Date or a mutually acceptable time prior to the Closing Date, deliver and release to the Purchaser those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule delivered with such Mortgage Loan Documents.

                  If required pursuant to a Purchase Price and Terms Letter Agreement, the Purchaser shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to this Agreement for the related Closing Date.

                  With respect to each Mortgage Loan, the Seller shall deliver the Mortgage and, if applicable, the intervening Assignment of Mortgage and title insurance policy to be delivered to Purchaser if they have not yet been returned from the applicable recording office or title insurer. Seller shall use reasonable efforts to obtain such documents on a timely basis. Promptly upon receipt thereof, and in any case not later than 180 days from the related Closing Date, Seller shall deliver such original documents to the Purchaser (unless Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office).

                  In any instance in which the Seller fails to deliver an original recorded document to the Purchaser within the one hundred eighty (180) day period, the Purchaser may attempt to obtain the document from the relevant public office. The Seller shall reimburse the Purchaser for its reasonable expenses incurred in attempting to obtain such documents, up to $150 per Mortgage Loan.

                  The Seller can prevent or delay such actions by the Purchaser, on a loan-by-loan basis, by providing Purchaser with a signed certification from the Seller indicating required documents have been delivered to appropriate recording offices, and the stated recording office has caused the delay (as indicated in Exhibit 5). Seller is required to notify Purchaser of such certification on or before the 181st day after the related Closing Date. Notwithstanding the foregoing, any delay of any actions by the Purchaser pursuant to this Section 6.03 following the 270th day after the related Closing Date shall be in the sole discretion of the Purchaser. In any event, if the Purchaser's failure to receive an original or court certified true copy of the original recorded mortgage, deed of trust, security instrument, assignment or other documents required to be recorded under this Agreement, or an original title policy as required by this Agreement, and such failure results in the Purchaser incurring a direct out of pocket loss, the Purchaser may, at its option, require the Seller to repurchase the affected Mortgage Loan at the Repurchase or Make Whole Price. If the Purchaser purchases a Mortgage Loan having relied on a marked-up title insurance binder or title certificate rather than a title insurance policy, the Seller shall have ninety (90) days after the related Closing Date to deliver to the Purchaser the original title insurance policy (free from deficiencies, and inclusive of all required endorsements) with original signatures or computer generated signature deemed original by the issuing title company.

                  Seller shall, at its own expense, (i) prepare an individual Assignment of Mortgage for each Mortgage Loan not originated on MERS to Purchaser in a form acceptable under state or federal law and FNMA requirements, and satisfactory to Purchaser, and (ii) initiate an electronic transmission to MERS designating the Purchaser as the Investor, the Custodian as custodian, and no Person shall be listed as Interim Funder with respect to any Mortgage Loan registered with MERS as of the Closing Date. In addition, on or prior to the related Closing Date, Seller shall provide the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor, the Custodian as custodian and no Person listed as Interim Funder with respect to each MERS Designated Mortgage Loan.

                  To the extent received by it, the Servicer shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks after their execution; provided, however, that the Servicer shall provide the Purchaser, or its designee, with a copy, certified by the Servicer as a true copy, of any such document submitted for recordation within two (2) weeks after its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within two (2) weeks following receipt of the original document by the Servicer; provided, however, that such original recorded document or certified copy thereof shall be delivered to the Purchaser no later than 180 days following the related Closing Date, unless there has been a delay at the applicable recording office.

                  All final documentation required to be delivered by this Subsection 6.03 shall be delivered genuine and free from deficiencies in accordance with the FNMA Guide and FHLMC guidelines. All deficiencies which the Purchaser gives notice of to the Seller are to be cured by Seller at Seller's expense within the set time period set forth in this Agreement.

                  SECTION 7. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

                  Subsection 7.01 Representations and Warranties Respecting the Seller. The Seller represents, warrants and covenants to the Purchaser as of the Initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:

                  (i) The Seller is duly organized, validly existing and in good standing under the laws of the state of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. No licenses or approvals obtained by the Seller have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

                  (ii) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as enforceability may be limited by (1) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors; (2) general principles of equity, whether enforcement is sought in a proceeding in equity of at law and (iii) the execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

                  (iii) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

                  (iv) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                  (v) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (vi) The Mortgage Loan Documents and other documents required to be delivered with respect to each Mortgage Loan (with the exception of noted final documentation as evidenced in Subsection 6.03) pursuant to this Agreement have been delivered to the Purchaser all in compliance with the specific requirements of this Agreement;

                  (vii) [Reserved.]

                  (viii) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record or had appointed MERS as the Seller's nominee of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller or MERS as nominee for the Seller retains record title, the Seller or MERS as nominee for the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

                  (ix) There are no actions or proceedings against, or investigations of, the Seller before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

                  (x) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date;

                  (xi) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

                  (xii) Neither this Agreement nor any written statement, report or other document prepared and furnished or, to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained herein or therein not misleading;

                  (xiii) The consideration received by the Seller upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans;

                  (xiv) The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors;

                  (xv) The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon the Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

                  (xvi) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

                  (xvii) The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Seller has delivered information as to its loan gain and loss experience in respect of foreclosures and its loan delinquency experience for the immediately preceding three year period, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial Statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

                  (xviii) Seller has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by HUD, the OTS, the OCC or the FDIC, if applicable, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located;

                  (xix) The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

                  (xx) The Mortgage Loans were selected from among the outstanding one-to-four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 7.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

                  (xxi) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, shall be delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit 2 hereto, except for such documents as will be delivered to the Custodian;

                  (xxii) The characteristics of the related Mortgage Loan Package are as set forth on the description of the pool characteristics for the applicable Mortgage Loan Package delivered pursuant to Section 8 on the related Closing Date in the form attached as Exhibit B to each related Assignment and Conveyance;

                  (xxiii) Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transfer or Whole Loan Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

                  (xxiv) The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans; and

                  (xxv) The Seller expects to be advised by its independent certified public accountants that under generally accepted accounting principles the transfer of the Mortgage Loans will be treated as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes.

                  Subsection 7.02 Representations and Warranties Regarding Individual Mortgage Loans. The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan (or as of such other date as may be specified herein):

                  (i) The information set forth on the related Mortgage Loan
Schedule is true and correct in all Material respects. If the related information on the Mortgage Loan Schedule is left blank, then there is no data associated with that information in relation to such Mortgage Loan.

                  (ii) The Mortgage Loan conforms to the pool characteristics for the related Mortgage Loan Package set forth in the related Purchase Price and Terms Letter Agreement, and the Mortgage Loan was underwritten in compliance with the Underwriting Guidelines attached to this Agreement, subject to any modifications thereto set forth in the related Assignment and Conveyance the related Purchase Price and Terms Letter Agreement.

                  (iii) All payments required to be made up to the close of business on the related Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the Mortgagor directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage. No payment under the Mortgage Loan has been delinquent for more than twenty-nine (29) days during the last twelve months;

                  (iv) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

                  (v) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy or LPMI Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

                  (vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (vii) All buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of this Agreement. All such insurance policies contain a standard mortgagee clause naming the Purchaser, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (viii) Any and all applicable requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans, in the applicable jurisdictions, have been complied with, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

                  (ix) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

                  (x) The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage; with respect to any Co-op Loan, the related Mortgage is a valid, subsisting and enforceable first priority security interest on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential cooperative housing corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement;

                  (xi) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms,

                  (xii) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person, a qualified living trust (revocable trust) or a qualified land trust which complies with FNMA and/or FHLMC underwriting guidelines or the related Underwriting Guidelines;

                  (xiii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with in all Material respects. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

                  (xiv) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

                  (xv) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                  (xvi) With respect to each Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an American Land Title Association ("ALTA") ALTA lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to FNMA and FHLMC, issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, and with respect to each first lien Mortgage Loan, insuring (subject to the exceptions in Subsection 7.02(x)(a) and (b) above) the Seller and/or MERS as nominee for the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller and/or MERS as nominee for the Seller, its successors and assigns, is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (xvii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

                  (xviii) There are no mechanics' or similar liens or claims which have been filed for work, labor or Material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  (xix) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                  (xx) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, and such originator had all licenses required to originate Mortgage Loans in the jurisdiction where the Mortgage Property is located;

                  (xxi) Principal payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. The Mortgage Note is payable on the first day of each month in Monthly Payments, which, unless otherwise specified on the related Mortgage Loan Schedule, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, after the First Adjustment Date, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (C) in the case of a Balloon Loan, are based on a fifteen (15) year or thirty (30) year amortization schedule (or such other amortization schedule as may specified in the related Purchase Price and Terms Letter Agreement), as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate, and (D) with respect to each interest-only Mortgage Loan, an interest-only period followed by full amortization of the remaining principal balance during the duration of the loan term. The Index for each Adjustable Rate Mortgage Loan is as set forth on the Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

                  (xxii) No Mortgage Loan is a Balloon Loan that has an original stated maturity of less than seven (7) years;

                  (xxiii) The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments), if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note;

                  (xxiv) The Mortgaged Property is free of damage and waste and there is no proceeding pending or to the best of the Seller's knowledge, threatened for the total or partial condemnation thereof;

                  (xxv) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Borrower is not subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, except as otherwise required by law. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or other similar statute; the Mortgage Loan was underwritten in accordance with the underwriting standards of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

                  (xxvi) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (ix) above;

                  (xxvii) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of FNMA and FHLMC and was made and signed, prior to the origination of the Mortgage Loan by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC, and each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, all as in effect on the date the Mortgage Loan was originated;

                  (xxviii) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (xxix) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (xxx) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

                  (xxxi) The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors who invest in prime mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment. No Mortgaged Property is located in a state, city, county or other local jurisdiction which the Purchaser has determined in its sole good faith discretion would cause the related Mortgage Loan to be ineligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry (including, without limitation, the practice of the rating agencies) with respect to substantially similar mortgage loans;

                  (xxxii) With respect to any Mortgage Loan with an original Loan-to-Value Ratio greater than 80%, the Mortgage Loan will be insured by a Primary Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

                  (xxxiii) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

                  (xxxiv) With respect to the Mortgage Loan, no error, omission, misrepresentation, negligence, fraud or similar occurrence has taken place on the part of the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                  (xxxv) The Assignment of Mortgage, if required, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  (xxxvi) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a first lien (as reflected on the Mortgage Loan Schedule) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC;

                  (xxxvii) If the Mortgaged Property is a Residential Dwelling in a condominium or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA, FHLMC or the Underwriting Guidelines; no Mortgaged Property is a Residential Dwelling in a condominium in which the developer or sponsor of the condominium controls the board of managers, homeowners association or similar governing body of such condominium;

                  (xxxviii) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller. Unless the Mortgage loan is in an acceptable program that does not require verification of assets;

                  (xxxix) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                  (xl) To the Seller's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

                  (xli) Each Mortgage Loan is covered by a paid in full, life loan, tax service contract by either Timberlink Settlement Services, LLC, or First American Real Estate Tax Service, and such contracts are transferable. In the event that the Purchaser assumes servicing responsibility for any Mortgage Loan(s), the Seller shall transfer the life of loan tax service contract from Timberlink Settlement Services, LLC to First American Real Estate Tax Service at no cost to the Purchaser;

                  (xlii) Each Mortgage Loan is covered by a paid in full, life of loan, flood service contract issued by either Timberlink Settlement Services, LLC, or First American Real Estate Tax Service, and such contracts are transferable. In the event that the Purchaser assumes servicing responsibility for any Mortgage Loan(s), the Seller shall transfer the life of loan flood service contract from Timberlink Settlement Services, LLC to First American Real Estate Tax Service at no cost to the Purchaser;

                  (xliii) No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller's portfolio;

                  (xliv) The Loan-to-Value Ratio of any Mortgage Loan at origination was not more than 95%;

                  (xlv) Each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

                  (xlvi) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion;

                  (xlvii) No Mortgage Loan had an original term to maturity of more than thirty (30) years;

                  (xlviii) No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (xlix) There is no Mortgage Loan that was originated (or modified) on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003 that is a "high cost home loan" as defined under the Georgia Fair Lending Act;

                  (l) No Mortgagor with respect to any Mortgage Loan originated on or after August 1, 2004 agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

                  (li) The documents, instruments and agreements used in underwriting the loan were not falsified and contain no untrue statement of Material fact and do not omit to state a Material fact required to be stated or necessary to make the information and statements therein not misleading;

                  (lii) With respect to a Mortgage Loan that is a Co-op Loan, the stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

                  (liii) With respect to a Mortgage Loan that is not a Co-op Loan and is not secured by an interest in a leasehold estate, the Mortgaged Property is a fee simple estate that consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development. No portion of the Mortgaged Property is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. None of the Mortgaged Properties are Manufactured Homes, log homes, mobile homes, geodesic domes or other unique property types;

                  (liv) If applicable, with respect to each Mortgage Loan, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

                  (lv) As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller has and shall in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

                  (lvi) If the Mortgage Loan is secured by a leasehold estate,
(1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee's default without the Mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the Mortgagee's interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; and (7) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

                  (lvii) Each Mortgage Loan that is subject to a Prepayment Charge as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule. No such Prepayment Charge is for a term in excess of five (5) years following origination of the Mortgage Loan, and each Prepayment Charge complies with all applicable laws;

                  (lviii) No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan; and

                  (lix) The Mortgage Loan has not previously been offered for sale.

                  Subsection 7.03 Remedies for Breach of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan).

                  Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured within such period, the Seller may request an extension of up to 30 days in which to cure such breach, such request for extension not to be unreasonably denied so long as Seller is diligently working to cure such breach. If the Seller cannot cure such breach within the time period specified in the preceding sentence, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase or Make Whole Price or substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan in breach. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase or Make Whole Price. The Seller shall, at the request of the Purchaser and assuming that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the affected Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans; provided that such substitution shall be effected not later than 120 days after notice to the Seller of such breach. If the Seller has no Qualified Substitute Mortgage Loan, the Seller shall repurchase the deficient Mortgage Loan. Notwithstanding anything to the contrary herein, within sixty (60) days after the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clause (x1v), (x1vi), (x1viii), (x1ix), (1), (lv), (1vii) or (1viii) of Subsection 7.02, the Seller shall repurchase such Mortgage Loan at the Repurchase or Make Whole Price. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished (i) by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser or (ii) as otherwise set forth in the related Purchase Price and Terms Letter Agreement.

                  At the time of repurchase or substitution of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Seller or its designee and the delivery to the Seller or its designee of any documents held by the Purchaser relating to the repurchased or substituted Mortgage Loan. Upon such repurchase the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased or substituted Mortgage Loan from this Agreement.

                  For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be remitted to the Servicer by the Seller for distribution by the Servicer in the month of substitution pursuant to Subsection 11.04. Accordingly, on the date of such substitution, the Seller will remit to the Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month's interest thereon at the Mortgage Loan Remittance Rate.

                  In addition to such cure and repurchase obligation, the Seller shall, indemnify the Purchaser and hold it harmless against any actual, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other such costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained in this
Section 7. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 7.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

                  Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subjections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

                  Subsection 7.04 Repurchase of Certain Mortgage Loans; Premium Recapture; Early Payment Defaults. In the event that any Mortgage Loans prepays-in-full within three (3) months from and after the related Closing Date, the Seller shall remit to the Purchaser the Premium Recapture Price with respect to such Mortgage Loan. In the event that any Mortgagor fails to make (i) the first Monthly Payment due to the Purchaser after the related Closing Date, the Seller shall repurchase such Mortgage Loan at the Premium Recapture Price with respect to such Mortgage Loan or (ii) the second or third Monthly Payments due to the Purchaser after the related Closing Date (so long as the Seller is not otherwise required to repurchase such Mortgage Loan pursuant to Sections 6.03 or 7.03) the Seller shall repurchase such Mortgage Loan at 100% of the Stated Principal Balance of such Mortgage Loan as of the date of such repurchase if such failure continues thirty (30) days or more beyond the Due Date for such Monthly Payment.

                  Subsection 7.05 Representations of the Purchaser. The Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of each Closing Date, that:

                  (i) The Purchaser is duly incorporated validly existing and in good standing under the laws of the State of New York with full corporate power and authority to conduct its business as presently conducted by it to the extent Material to the consummation of the transactions contemplated herein. The Purchaser has the full corporate power and authority to own the Mortgage Loans and has the full corporate power authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of the Agreement;

                  (ii) The Purchaser has duly authorized the execution, delivery and performance of the Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity;

                  (iii) The execution, delivery and performance of this Agreement by the Purchaser (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provision on the organizational documents of the Purchaser, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have an adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

                  (iv) No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Purchaser to any governmental authority or court is required for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement or the consummation by the Purchaser of any other transaction contemplated hereby;

                  (v) The Purchaser is not in violation of, and the execution and delivery of this Agreement by the Purchaser and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Purchaser or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or might have consequences that would materially and adversely affect the performance of its obligation and duties hereunder;

                  (vi) There are not actions or proceedings against, or investigations known to it of, the Purchaser before any court, administrative or other tribunal (A) that might prohibit its entering into the Agreement, or (B) that might prohibit or materially and adversely affect the performance by the Purchaser of its obligations under, or validity or enforceability of, this Agreement; and

                  (vii) There is no litigation currently pending or, to the best of the Purchaser's knowledge without independent investigation, threatened against the Purchaser that would reasonably be expected to adversely affect the execution, delivery, performance or enforceability of this Agreement, or that would result in an adverse change in the financial condition of the Purchaser.

                  SECTION 8. CLOSING. The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

                  The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

                     (a) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date, and no event shall have occurred which, with reasonable notice to the Seller or the passage of time, would constitute a default under this Agreement;

                     (b) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

                     (c) the Seller shall have delivered and released to the Purchaser all documents required pursuant to this Agreement; and

                     (d) all other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.

                  SECTION 9. CLOSING DOCUMENTS.

                  On or before the initial Closing Date, the Seller shall submit to the Purchaser fully executed originals of the following documents:

                     (a) this Agreement (to be executed and delivered only for the initial Closing Date);

                     (b) the related Purchase Price and Terms Letter Agreement, executed in four (4) counterparts;

                     (c) with respect to the initial Closing Date, the Custodial Agreement, dated as of the initial Cut-off Date;

                     (d) with respect to the initial Closing Date, a Custodial Account Certification in the form attached as Exhibit 9 hereto or a Custodial Account Letter Agreement in the form attached as Exhibit 10 hereto;

                     (e) with respect to the initial Closing Date, an Escrow Account Certification in the form attached as Exhibit 11 hereto or an Escrow Account Letter Agreement in the form attached as Exhibit 12 hereto;

                     (f) the related Mortgage Loan Schedule, segregated by Mortgage Loan Package, one copy to be attached hereto, one copy to be attached to the Custodian's counterpart of the Custodial Agreement, and one copy to be attached to the related Assignment and Conveyance as the Mortgage Loan Schedule thereto;

                     (g) with respect to the initial Closing Date, an Officer's Certificate, in the form of Exhibit 1 hereto with respect to the Seller, including all attachments thereto and with respect to subsequent Closing Dates, an Officer's Certificate upon request of the Purchaser; and

                     (h) with respect to the initial Closing Date, an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit 15 hereto and with respect to subsequent Closing Dates, an Opinion of Counsel of the Seller upon request of the Purchaser;

                     (i) with respect to the initial Closing Date, an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement, if required;

                     (j) a Security Release Certification, in the form of
         Exhibit 2, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

                     (k) a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

                     (l) with respect to the initial Closing Date, the Underwriting Guidelines to be attached hereto as Exhibit 13 and with respect to each subsequent Closing Date, the Underwriting Guidelines to be attached to the related Assignment and Conveyance;

                     (m) Assignment and Conveyance in the form of Exhibit 3 hereto, including all exhibits thereto;

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

                     (n) a Custodian's receipt, as required under the Custodial Agreement, in the form of Exhibit 3 to the Custodial Agreement; and

                     (o) a MERS Report reflecting the Purchaser as Investor, the Custodian as custodian and no Person as Interim Funder for each MERS Designated Mortgage Loan.

                  The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

                  SECTION 10. Costs. The Purchaser shall pay any commissions due its salesmen, and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, and the related servicing rights, including without limitation MERS transfer fees, Tax Service fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage in regard to Co-op Loans - UCC--3 filings and the Seller's attorney's fees, shall be paid by the Seller.

                  SECTION 11. Administration and Servicing of the Mortgage
Loans.

                  Subsection 11.01 Servicer to Act as Servicer. The Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and Accepted Servicing Practices and the terms of the Mortgage Notes and Mortgages, and shall have full power and authority, acting alone or through sub servicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder.

                  Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, and the Servicer has the consent of the Purchaser) the Servicer shall not permit any modification with respect to any Mortgage Loan which materially and adversely affects the Mortgage Loan, including without limitation, any modification that would defer or forgive the payment of any principal or interest, change the outstanding principal amount (except for actual payments of principal), make any future advances, extend the final maturity date or change the Mortgage Interest Rate, as the case may be, with respect to such Mortgage Loan. Notwithstanding the foregoing, the Servicer shall not waive any Prepayment Charge or portion thereof unless (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the enforceability thereof shall have been permanently limited due to acceleration in connection with a foreclosure or other involuntary payment or (iii) in the Servicer's reasonable judgment, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or reasonably foreseeable default). Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. In connection with any waiver of a Prepayment Charge by the Servicer, the Servicer shall account for such waiver in its monthly reports as agreed upon by the Servicer and the Purchaser. Without limiting the generality of the foregoing, the Servicer in its own name or acting through sub servicers or agents is hereby authorized and empowered by the Purchaser when the Servicer believes it appropriate and reasonable in its best judgment, to execute and deliver, on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Subsection 11.12. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Purchaser shall furnish to the Servicer any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                  Notwithstanding anything to the contrary in this Agreement, the Purchaser may at any time and from time to time, in its sole discretion, upon written notice to the Seller, with respect to (1) any REO Property or (2) all Mortgage Loans that are 90 or more days delinquent as of the date of such notice and any Mortgage Loans that subsequently become 90 or more days delinquent following the date of such notice (for the purposes of this paragraph such Mortgage Loans, "Delinquent Mortgage Loans"), either (i) terminate the Seller's servicing obligations hereunder with respect to such REO Properties and Delinquent Mortgage Loans, upon reimbursement of any unreimbursed advances owed to the Servicer and payment of the termination fee referred to in Subsection 13.02, or (ii) assume the absolute right to direct the Seller to take such actions with respect to such REO Property and Delinquent Mortgage Loans as the Seller would otherwise be able to undertake pursuant to Subsection 11.12. Upon the effectiveness of any such termination of the Seller's servicing obligations with respect to any such REO Property or Delinquent Mortgage Loan, the Seller shall deliver all agreements, documents, and instruments related thereto to the Purchaser, in accordance with Accepted Servicing Practices and applicable law and shall transfer servicing to the Purchaser's designee in accordance with Acceptable Servicing Procedures.

                  Subsection 11.02 Liquidation of Mortgage Loans. If any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. If any payment due under any Mortgage Loan remains delinquent for a period of one hundred twenty (120) days or more, the Servicer shall commence foreclosure proceedings in accordance with the guidelines set forth by FNMA or FHLMC. In such event, the Servicer shall from its own funds make all necessary and proper Servicing Advances.

                  Subsection 11.03 Collection of Mortgage Loan Payments. Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. Further, the Servicer will in accordance with Accepted Servicing Practices ascertain and estimate taxes, assessments, fire and hazard insurance premiums, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                  Subsection 11.04 Establishment of Custodial Account; Deposits in Custodial Account. The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the "Custodial Account"), titled "HSBC Mortgage Corporation (USA), in trust for Morgan Stanley Mortgage Capital Inc. as Purchaser of Mortgage Loans and various Mortgagors." Such Custodial Account shall be established with a commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of the Servicer) which meets the guidelines set forth by FNMA or FHLMC as an eligible depository institution for custodial accounts. In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer. The creation of any Custodial Account shall be evidenced by (i) a certification in the form of
Exhibit 9 hereto, in the case of an account established with a depository affiliate of the Servicer, or (ii) a letter agreement in the form of Exhibit 10 hereto, in the case of an account held by a depository other than an affiliate of the Servicer. In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser upon request.

                  The Servicer shall deposit in the Custodial Account on a daily basis on the Business Day following receipt thereof, and retain therein the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date):

                  (a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (b) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

                  (c) all Liquidation Proceeds;

                  (d) all proceeds received by the Servicer under any title insurance policy, hazard insurance policy, or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices;

                  (e) all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices;

                  (f) any amount required to be deposited in the Custodial Account pursuant to Subsections 11.14, 11.16 and 11.18;

                  (g) any amount required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 11.12;

                  (h) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Subsection 7.03, and all amounts required to be deposited by the Servicer in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Subsection 7.03; and

                  (i) with respect to each Principal Prepayment, an amount (to be paid by the Servicer out of its own funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid for the month of prepayment at the applicable Mortgage Loan Remittance Rate; provided, however, that the Servicer's aggregate obligations under this paragraph for any month shall be limited to the total amount of Servicing Fees actually received with respect to the Mortgage Loans by the Servicer during such month.

                  The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary fees need not be deposited by the Servicer in the Custodial Account.

                  The Servicer may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Servicer for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Servicer shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Owner) and shall not be sold or disposed of prior to maturity. Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal by the Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

                  Subsection 11.05 Withdrawals From the Custodial Account. The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

                     (a) to make payments to the Purchaser in the amounts and in the manner provided for in Subsection 11.14;

                     (b) to reimburse itself for P&I Advances, the Servicer's right to reimburse itself pursuant to this subclause (b) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                     (c) to reimburse itself for any unpaid Servicing Fees and for unreimbursed Servicing Advances, the Servicer's right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser unless the Seller is required to repurchase a Mortgage Loan pursuant to Subsection 7.03, in which case the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection
         7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                     (d) to reimburse itself for unreimbursed Servicing Advances and for unreimbursed P&I Advances, in accordance with Subsection 11.16, to the extent that such amounts are nonrecoverable by the Servicer pursuant to subclause (b) or (c) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by the Seller pursuant to Subsection 7.03;

                     (e) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Subsection 16.01;

                     (f) to withdraw amounts to make P&I Advances in accordance with Subsection 11.16;

                     (g) to pay to itself any interest earned or any investment earnings on funds deposited in the Custodial Account;

                     (h) to withdraw any amounts inadvertently deposited in the Custodial Account; and

                     (i) to clear and terminate the Custodial Account upon the termination of this Agreement.

                  Subsection 11.06 Establishment of Escrow Account; Deposits in Escrow Account. The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow Account"), titled "HSBC Mortgage Corporation (USA), in trust for Morgan Stanley Mortgage Capital Inc. as Purchaser of Mortgage Loans and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of Servicer), which meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts. In any case, the Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 11 hereto, in the case of an account established with a depository affiliate of the Servicer, or by a letter agreement in the form of Exhibit 12 hereto, in the case of an account held by a depository. In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser upon request.

                  The Servicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (b) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only in accordance with Subsection 11.07. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

                  Subsection 11.07 Withdrawals From Escrow Account. Withdrawals from the Escrow Account shall be made by the Servicer only (a) to effect timely payments of ground rents, taxes, assessments, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse the Servicer for any Servicing Advance made by Servicer pursuant to Subsection 11.08 with respect to a related Mortgage Loan, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account,
(g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (h) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (i) to withdraw suspense payments that are deposited into the Escrow Account, (j) to withdraw any amounts inadvertently deposited in the Escrow Account or (k) to clear and terminate the Escrow Account upon the termination of this Agreement.

                  Subsection 11.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. If a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments, subject to its ability to recover such Servicing Advances pursuant to Subsection 11.07(b). With respect to each Mortgage Loan, the Servicer shall perform, or cause to be performed by its tax service provider, annual tax searches to ensure that all property taxes due and payable on each Mortgaged Property during the twelve (12) month period preceding the date of such search have been timely paid.

                  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an LPMI Loan, the Servicer shall maintain in full force and effect any LPMI Policy, and from time to time, withdraw the premium with respect to such Mortgage Loans from the Custodial Account in order to pay the premium thereon on a timely basis. In the event that the interest payments made with respect to the Mortgage Loan are less than the premium with respect to the LPMI Policy, the Servicer shall advance from its own funds the amount of any such shortfall in the LPMI Policy premiums, in payment of such premium. Any such advance shall be a Servicing Advance subject to reimbursement. In the event that such LPMI Policy shall be terminated, the Servicer shall obtain from another insurer acceptable under the Underwriting Guidelines, a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be an insurer acceptable under the Underwriting Guidelines, the Servicer shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another insurer acceptable under the Underwriting Guidelines a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into, the Servicer shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such LPMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement LPMI Policy as provided above.

                  Purchaser, in its sole discretion, at any time, may (i) either obtain an additional LPMI Policy on any Mortgage Loan which already has an LPMI Policy in place, or (ii) obtain a LPMI Policy for any Mortgage Loan which does not already have a LPMI Policy in place. In any event, the Servicer agrees to administer such LPMI Policies in accordance with the Agreement or any Reconstitution Agreement.

                  In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Insurance Policy or LPMI Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy or LPMI Policy respecting a defaulted

Mortgage Loan. Any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Escrow Account.

                  Subsection 11.09 Transfer of Accounts. The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser; such consent not to be unreasonably withheld.

                  Subsection 11.10 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located that conforms to the requirements of FNMA or FHLMC. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount which meets the requirements of FNMA or FHLMC. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Accepted Servicing Practices) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either its insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies that do not conform to the requirements of FNMA or FHLMC.

                  Subsection 11.11 Fidelity Bond; Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. These policies shall insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. The Fidelity Bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.11 requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer of its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

                  Subsection 11.12 Title, Management and Disposition of REO Property. If title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer or its nominee, in either case as nominee, for the benefit of the Purchaser of record on the date of acquisition of title (the "Owner"). If the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer, at the expense of the Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

                  The Servicer shall cause to be deposited on a daily basis in the Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 and the fees of any managing agent acting on behalf of the Servicer. Any disbursement in excess of $5,000 shall be made only with the written approval of the Purchaser. The Servicer shall make distributions as required on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

                  The disposition of REO Property shall be carried out by the Servicer in accordance with the provisions of this Agreement and shall be made at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner. Upon the request of the Owner, and at the Owner's expense, the Servicer shall cause an appraisal of the REO Property to be performed for the Owner. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account and, as soon as practical thereafter, the expenses of such sale shall be paid, the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees, unreimbursed advances made pursuant to Subsection 11.16 and any appraisal performed pursuant to this paragraph and the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

                  The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

                  If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code.

                  Upon request, with respect to any REO Property, the Servicer shall furnish to the Owner a statement covering the Servicer's efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement).

                  Subsection 11.13 Servicing Compensation. As compensation for its services hereunder, the Servicer shall be entitled to retain the Servicing Fee from interest payments on the Mortgage Loans. Additional servicing compensation in the form of assumption fees, late payment charges and other Ancillary Income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

                  Subsection 11.14 Distributions. On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the account designated in writing by the Purchaser of record on the preceding Record Date (a) all Monthly Payments due in the Due Period relating to such Remittance Date and received by the Servicer prior to the related Determination Date, plus
(b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Subsection 11.16, plus (c) any amounts attributable to Principal Prepayments received in the calendar month preceding the month in which the Remittance Date occurs, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayments in accordance with Subsection 11.04(i), minus (d) all amounts that may be withdrawn from the Custodial Account pursuant to Subsections 11.05(b) through (e).

                  With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percent (3%), but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day immediately preceding the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

                  Subsection 11.15 Statements to the Purchaser. Not later than the 10th calendar day of each month (or, if such 10th day is not a Business Day, the following Business Day), the Servicer shall forward to the Purchaser in hard copy and electronic format mutually acceptable to the Purchaser and the Seller, a statement, substantially in the form of, and containing the information fields set forth on, Exhibit 6 and certified by a Servicing Officer. Such statement shall also include (i) information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage Loans which are delinquent

(including number of days delinquent through liquidation of the related REO Property) and the book value of any REO Property and (ii) Static Pool Information regarding the Mortgage Loans. The Servicer shall submit to the Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported. Such liquidation report shall be incorporated into the remittance report delivered to Purchaser in the form of Exhibit 6 hereto.

                  The Servicer shall furnish to the Purchaser an individual loan accounting report in hard copy and electronic format mutually acceptable to the Purchaser and the Seller, as of the last Business Day of each month, in the Purchaser's assigned loan number order (provided that such loan numbers previously have been provided in writing by the Purchaser to the Servicer) to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month, which report shall contain the following:

                     (i) with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Subsection 11.14);

                     (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest; and

                     (iii) the next actual due date for each Mortgage Loan.

                  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Person that was a Purchaser at any time during such calendar year. Such report shall state the aggregate of amounts distributed to the Purchaser for such calendar year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code.

                  The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare federal income tax returns as the Purchaser may reasonably request from time to time.

                  The Servicer shall promptly notify the Purchaser of (i) any litigation or governmental proceedings pending against the Servicer of the type described in Subsection 7.01(ix) or (ii) any affiliations or relationships that may develop following a Securitization Transfer between the Servicer and any of the Persons identified in Item 1119 of Regulation AB.

                  Subsection 11.16 Advances by the Servicer. On the Business Day immediately preceding each Remittance Date, the Servicer shall either (a) deposit in the

Custodial Account from its own funds an amount equal to the aggregate amount of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance
Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date (each such advance, a "P&I Advance"), (b) cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Subsection 11.16, used by the Servicer in discharge of any such P&I Advance or (c) make P&I Advances in the form of any combination of (a) or (b) aggregating the total amount of P&I Advances to be made. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Servicer's obligation to make P&I Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of a Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a Mortgage Loan; provided, however, that such obligation shall cease (i) for any Mortgage Loan and on any Remittance Date that the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) occurs with respect to such Mortgage Loan or (ii) if the Servicer, in its good faith judgment, determines that P&I Advances would not be recoverable pursuant to Subsection 11.05(d). The determination by the Servicer that a P&I Advance, if made, would be nonrecoverable, shall be evidenced by an Officer's Certificate of the Servicer, delivered to the Purchaser, which details the reasons for such determination.

                  Subsection 11.17 Assumption Agreements. The Servicer will use its best efforts to enforce any "due on sale" provision contained in any Mortgage or Mortgage Note, provided that the Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due on sale" clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by law from doing so. In connection with any such assumption, the outstanding principal amount, the Monthly Payment or the Mortgage Interest Rate of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased. If an assumption is allowed pursuant to this Subsection 11.17, the Servicer is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

                  Subsection 11.18 Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will obtain the portion of the Mortgage File that is in the possession of the Purchaser or its designee, prepare and process any required satisfaction or release of the Mortgage and notify the Purchaser in accordance with the provisions of this Agreement. The Purchaser agrees to deliver to the Servicer the original Mortgage Note for any Mortgage Loan not later than three (3) Business Days following its receipt of a notice from the Servicer that such a payment in full has been received or that a notification has been received that such a payment in full shall be made. Such Mortgage Note shall be held by the Servicer, in trust, for the purpose of canceling such Mortgage Note and delivering the cancelled Mortgage Note to the Mortgagor in a timely manner as and to the extent provided under applicable state law. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to effect the release of the Mortgage Loan on the records of MERS.

                  If the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer, upon written demand of the Purchaser, shall remit to the Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Fidelity Bond shall insure the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

                  Subsection 11.19 Annual Statement as to Compliance. The Servicer shall deliver to the Purchaser (i) on or before March 15, 2006, an Officer's Certificate stating that (A) a review of the activities of the Servicer during the preceding calendar year and if performance under this Agreement has been made under such officer's supervision, and (B) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default and (ii) on or before March 15th of each year beginning March 15, 2007, the servicer compliance statement required by Item 1123 of Regulation AB, which as of the date hereof requires a statement to the effect that (i) an authorized officer of the Servicer has reviewed (or a review has been made under its supervision) of the Servicer's activities under this Agreement during the prior calendar year and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all respects throughout the period covered by the prior calendar year or, if there has been a failure to fulfill any such obligation in any respect, a statement of such failure known to such officer and the nature and the status thereof.

                  Subsection 11.20 Annual Independent Public Accountants' Servicing Report or Attestation. (a) On or before March 15th of each year beginning March 15, 2006, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto and (b) on or before March 15th of each year beginning March 15, 2007, furnish to the Purchaser a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer pursuant to Subsection 11.25, as required by Rules 13a-18 and 15d-18 of the Securities Exchange Act and Section 1122(b) of Regulation AB, which attestation shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act.

                  Subsection 11.21 Servicer Shall Provide Access and Information as Reasonably Required. The Servicer shall provide to the Purchaser, and for any Purchaser insured by FDIC or NAIC, the supervisory agents and examiners of FDIC and OTS or NAIC, access to any documentation regarding the Mortgage Loans which may be required by applicable regulations. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Servicer.

                  In addition, the Servicer shall furnish upon request by the Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Purchaser may require. The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                  Subsection 11.22 Transfer of Servicing. On the related Transfer Date, if any, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller cease all servicing responsibilities related to, the related Mortgage Loans subject to such Transfer Date. On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

                     (a) Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

                     (b) Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser from and after the related Transfer Date. The Seller shall provide the Purchaser with copies of all such notices no later than the related Transfer Date.

                     (c) Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller's possession relating to each related Mortgage Loan.

                     (d) Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related

         Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement, in electronic format acceptable to the Purchaser in its sole discretion, of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

                     (e) Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

                     (f) Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied by the Seller to the account of the particular Mortgagor.

                     (g) Mortgage Payments Received after Transfer Date. The amount of any related Monthly Payments received by the Seller after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on the date of receipt or by wire transfer on the next succeeding Business Day. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by the Seller after the related Transfer Date.

                     (h) Misapplied Payments. Misapplied payments shall be processed as follows:

                     (i) All parties shall cooperate in correcting misapplication errors;

                     (j) The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after such Transfer Date shall immediately notify the other party;

                     (k) If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

                     (l) If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

                     (m) Any check issued under the provisions of this Section 11.22(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

                     (n) Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all applicable Purchaser requirements.

                     (o) Reconciliation. The Seller shall, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments required by the Purchaser. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

                     (p) IRS Forms. The Seller shall file or shall cause to be filed all IRS forms 1099, 1099A, 1098 or 1041 and K 1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller's failure to comply with this paragraph.

                     (q) Mortgage Loans in Foreclosure. The servicing with respect to Mortgage Loans in foreclosure on or before the related Transfer Date shall not be transferred from the Servicer to the Purchaser or its designee, as the case may be, and such Mortgage Loans shall continue to be serviced by the Servicer pursuant to the terms of this Agreement. However, if the Purchaser so elects, the Purchaser may waive the provisions of this paragraph and accept transfer of servicing of such Mortgage Loans and all amounts received by the Servicer thereunder.

                     (r) Servicing Advances. Notwithstanding the fact that the related Transfer Date has occurred, the Servicer shall not be reimbursed for any Servicing Advances in relation to any Mortgage Loan until the Servicer or the successor servicer receives a Monthly Payment or Liquidation Proceeds in relation to such Mortgage Loan. At such time, the Servicer shall be entitled to be reimbursed for all unreimbursed Servicing Advances with respect to such Mortgage Loan on a first priority basis from the Monthly Payment or Liquidation Proceeds received with respect to such Mortgage Loan. This clause shall survive each Transfer Date.

                  Subsection 11.23 Notification of Maturity Date. With respect to each Mortgage Loan, the Seller shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

                  Subsection 11.24 Notification of Adjustments. With respect to each ARM Mortgage Loan, Seller shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. Seller shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Seller shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by Seller or the Purchaser that Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Seller shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

                  Subsection 11.25 Assessment of Servicing Compliance. The Servicer shall deliver to the Purchaser or its designee on or before March 15th of each year, beginning March 15, 2007, a report reasonably satisfactory to the Purchaser regarding its assessment of compliance with Servicing Criteria as required by Rules 13a-18 and 15d-18 of the Securities Exchange Act and Item 1122 of Regulation AB, which as of the date hereof require a report by an authorized officer of the Servicer that contains the following:

                     (a) A statement by such officer of its responsibility of assessing the Servicing Criteria applicable to the Servicer;

                     (b) A statement by such officer that it used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer;

                     (c) A statement by such officer of the Servicer's compliance with the applicable Servicing Criteria as of the immediately preceding December 31 and for the period covered by the preceding calendar year and disclosure of any instance of noncompliance with respect thereto;

                     (d) A statement that a registered public accounting firm has issued an attestation report on the Servicer's compliance with the applicable Servicing Criteria as of the immediately preceding December 31, and for the period covered by the preceding calendar year; and

                     (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer (which statement shall be based on the activities it performs with respect to asset backed securities transactions taken as a whole involving the Servicer that are backed by the same asset type as the Mortgage Loans).

                  Subsection 11.26 Subservicing. The Servicer shall not hire or otherwise utilize a subservicer hereunder without the prior written consent of the Purchaser and its designee. Any such subservicer must agree in writing to comply with Subsections 11.19, 11.20 and 11.25 and this Subsection 11.26 and to provide such information relating to such subservicer as the Purchaser or its designee may request from time to time in order to permit the Purchaser or its designee to comply with Regulation AB in connection with any Securitization Transfer.


                  SECTION 12. Default.

                  Subsection 12.01 Events of Default. In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

                  (a) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

                  (b) failure by the Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement which failure continues unremedied for a period of sixty (60) days (or, in the case of (i) the annual statement of compliance required under Subsection 11.19, (ii) the annual independent public accountants' servicing report or attestation required under Subsection 11.20, (iii) the annual assessment of servicing compliance required under Subsection 11.25, or
(iv) the certification required under Section 14 in the form of Exhibit 8, five
(5) days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

                  (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

                  (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer's property; or

                  (e) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer, may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon receipt by the Servicer of such written notice from the Purchaser stating that it intends to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Subsection 13.03. Upon written request from the Purchaser, the Servicer shall, in accordance with Subsection 11.22 prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor's possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Servicer's sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                  Subsection 12.02 Waiver of Defaults. The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

                  SECTION 13. Termination.

                  Subsection 13.01 Termination. The respective obligations and responsibilities of the Servicer, as servicer, shall terminate upon (a) the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Servicer); (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder or (c) by mutual consent of the Servicer and the Purchaser in writing. Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Purchaser's sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                  Subsection 13.02 Termination of the Servicer Without Cause. Notwithstanding anything herein to the contrary, the Purchaser may terminate the obligations and responsibilities of the Servicer in its capacity as Servicer, without cause, upon payment to the Servicer of a termination fee equal to one and one half percent (1.5%) of the aggregate

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outstanding principal balance of the Mortgage Loans as of the date of such termination. The termination fee provided for in this Subsection 13.02 shall be paid by the Purchaser on the applicable Transfer Date.

                  Subsection 13.03 Successors to the Servicer. Prior to the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Subsections 17, 12, 13.01 or 13.02, the Purchaser shall, (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement upon such termination. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. If the Servicer's duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Subsections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned Subsections shall not become effective until a successor shall be appointed pursuant to this Subsection 13.03 and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03, it being understood and agreed that the provisions of such Subsections 7.01 and 7.02 shall be applicable to the Seller notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to Sections 17, 12, 13.01 or 13.02 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation.

                  Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Purchaser of such appointment.

                  SECTION 14. Cooperation of Seller with a Reconstitution. The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each, a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

                     (i) FNMA under its Cash Purchase Program or MBS Program (Special Servicing Option) (each, a "FNMA Transfer"); or

                     (ii) FHLMC (the "FHLMC Transfer"); or

                     (iii) one or more third party purchasers in one or more Whole Loan Transfers; or

                     (iv) one or more trusts or other entities to be formed as part of one or more
Securitization Transfers;

provided, however, that the Purchaser shall provide notice to the Seller of each such Reconstitution no later than ten (10) calendar days prior to the related Reconstitution Date and the Purchaser shall not enter into more than five (5) Reconstitutions of the Mortgage Loans in a Mortgage Loan Package.

                  The Seller agrees to execute in connection with any Agency Transfer, any and all reasonably acceptable pool purchase contracts, and/or agreements among the Purchaser, the Seller, FNMA or FHLMC (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the parties, and in connection with a Securitization Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties or an Assignment and Recognition Agreement substantially in the form attached hereto as Exhibit 14 (collectively, the agreements referred to herein are designated, the "Reconstitution Agreements"), together with an opinion of counsel with respect to such Reconstitution Agreements.

                  With respect to each Whole Loan Transfer and each Securitization Transfer entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution or make the representations and warranties set forth in the related selling/servicing guide of the servicer or issuer, as the case may be, or such representations or warranties reasonably acceptable to the Seller as may be required by any rating agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution; (4) to deliver to Purchaser and any prospective purchaser within five (5) days after request by Purchaser or prospective purchaser, information, in form and substance satisfactory to Purchaser and such prospective purchaser, with respect to each originator of the Mortgage Loans (x) reasonably requested by the Purchaser or (y) required by Item 1110 of Regulation AB under the Securities Act and the Securities Exchange Act, as such regulation is amended from time to time (the "Regulation AB"), which as of the date hereof requires the following information: (a) the originator's form of organization; and (b) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description must include a discussion of the originator's experience in originating mortgage loans of the same type as the Mortgage Loans and information regarding the size and composition of the originator's origination portfolio as well as information that may be material, in the good faith judgment of the Purchaser, to an analysis of the performance of the Mortgage Loans, such as the originators' credit granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans; and (5) to deliver to the Purchaser and any prospective purchaser within three (3) Business Days after request by Purchaser, static pool information set forth in Item 1105(a) of Regulation AB ("Static

Pool Information") with respect to those mortgage loans that were originated by the originator of the Mortgage Loans and which are of the same type as the Mortgage Loans, which as of the date hereof requires Static Pool Information regarding delinquencies, cumulative losses and prepayments by vintage origination year or prior securitized pools, as applicable. A vintage origination year represents mortgage loans originated during the same year. Such Static Pool Information shall be for the prior five years or for so long as the originator has been originating (in the case of data by vintage origination year) or securitizing (in the case of data by prior securitized pools) such mortgage loans, if originating for less than five years. The Static Pool Information for each vintage origination year or prior securitized pools, as applicable, shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The Seller shall provide to such servicer or issuer, as the case may be, and any other participants or purchasers in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller or the Servicer as are reasonably believed necessary by the Purchaser or any such other participant (including, without limitation, such revisions to this Agreement relating to the servicing of REO Property and the provision of remittance reports as the Purchaser may reasonably believe to be necessary to enable such servicer to fulfill its master servicing obligations) and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant, including, without limitation, an Indemnification and Contribution Agreement in substantially the form attached hereto as Exhibit 7. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements. The Seller shall indemnify the Purchaser, each Affiliate of the Purchaser participating in the Reconstitution, each Person who controls the Purchaser or such Affiliate and each underwriter and initial purchaser participating in the Reconstitution, and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller or the Servicer, the Seller's or other originator's Static Pool Information, the Seller's or the Servicer's servicing practices or the performance of the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

                  With respect to any Mortgage Loans sold in a Securitization Transfer in which the Servicer is the servicer, the Servicer agrees that on or before March 15th of each year beginning March 15, 2006, the Servicer shall deliver to the depositor, the master servicer (if any) and the trustee for the securitization trust in the Securitization Transfer, and their officers, directors and affiliates, a certification in the form attached as Exhibit 8 hereto, executed by the senior officer in charge of servicing at the Servicer for use in connection with any Form 10-K to be filed with the Securities and Exchange Commission with respect to the securitization trust. The Servicer shall indemnify and hold harmless the depositor, the master servicer (if any) and the trustee, and their respective officers, directors and Affiliates, from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other, in connection with a breach of the Servicer's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith.

                  In connection with any Securitization Transfer, the Servicer shall, if requested by the Purchaser or its designee, deliver to the Purchaser or its designee within five (5) Business Days after such request information, in form and substance satisfactory to the Purchaser or such designee, with respect to such Servicer information reasonably requested by the Purchaser or its designee and the information set forth under Items 1108(b) and 1108(c) of Regulation AB (collectively, the "Servicer Information"), which as of the date hereof includes:

                  (a) a description of the Servicer's form of organization;

                  (b) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for the servicing function it will perform under this Agreement and any Reconstitution Agreements; material information regarding the size, composition and growth of the Servicer's portfolio of mortgage loans of the type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser, to any analysis of the servicing of the Mortgage Loans or the related asset backed securities, as applicable (including, without limitation, whether any prior securitizations of mortgage loans of the type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, the extent of outsourcing the Servicer utilizes or if there has been previous disclosure of noncompliance with Servicing Criteria with respect to other securitizations involving the Servicer);

                  (c) a description of any material changes to the Servicer's policies or procedures in the servicing function it will perform in under this Agreement and any Reconstitution Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

                  (d) information regarding the Servicer's financial condition to the extent that there is a risk that the effect on one or more aspects of servicing resulting from such financial condition could have an impact on the performance of the pool of Mortgage Loans or performance of the securities issued in the Securitization Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

                  (e) statistical information regarding advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio for the past three years;

                  (f) the Servicer's process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, sale of the Mortgage Loans or workouts; and

                  (g) the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of the same type as the Mortgage Loans.

                  All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement, and with respect thereto this Agreement shall remain in full force and effect.

                  SECTION 15. Notice of Servicing Transfer. Seller and Purchaser shall each comply with, and Seller shall assist Purchaser in complying with, the notice requirements for the transfer of servicing rights as set forth in RESPA and Regulation X. The Seller shall mail, or cause to be mailed, to the Mortgagor of each Mortgage Loan a letter advising the Mortgagor of the transfer of the servicing of the related Mortgage Loan to a successor servicer in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser and the successor servicer. The Seller shall provide, or cause to be provided to the Purchaser and the successor servicer copies of all such notices no later than the related Transfer Date.

                  SECTION 16. The Seller.

                  Subsection 16.01  Indemnification; Third-Party Claims.

                  The Servicer agrees to indemnify and hold the Purchaser and any Successor Servicer and their respective present and former directors, officers, employees and agents harmless from any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses (including, without limitation, any legal fees and expenses, judgments or expenses relating to such liability, claim, loss or damage) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way related to the Servicer's failure:

                  (a) to observe and perform any or all of Servicer's duties, obligations, covenants, agreements, warranties or representations contained in this Agreement or in the related Purchase Price and Terms Letter Agreement; or

                  (b) to comply with all applicable requirements contained in this Agreement or the related Purchase Price and Terms Letter Agreement with respect to the servicing of the Mortgage Loan and the transfer of Servicing Rights.

                  The Servicer immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement.

                  For purposes of this Section, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement.

                  If any action is commenced for which indemnification may be available under this Subsection 16.01 of which an indemnified party has notice, promptly after receipt by such indemnified party under this Subsection 16.01 of notice of the commencement of such action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Subsection 16.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Subsection 16.01, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Subsection 16.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  Notwithstanding anything to the contrary contained herein, in no event shall a termination of this Agreement or the Servicer hereunder terminate any indemnification obligations of the Servicer under this Agreement, which obligations shall survive any such termination.

                  Subsection 16.02 Merger or Consolidation of the Seller.

                  The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement; provided, however, that the Seller shall not be required to indemnify the Purchaser for any claims caused by, or arising from the negligence or willful misconduct of the Purchaser.

                  Subsection 16.03 Limitation on Liability of the Servicer and Others.

                  The duties and obligations of the Servicer shall be determined solely by the express provisions of this Agreement, the Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Servicer. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in accordance with Accepted Servicing Practices and otherwise in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on the Servicer herein; and, provided, further, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Subsection 16.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

                  SECTION 17. Seller and Servicer Not to Resign. With respect to the retention of the Seller to service the Mortgage Loans hereunder, the Seller acknowledges that the Purchaser has acted in reliance upon the Seller's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, neither Seller nor Servicer shall assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent shall be granted or withheld in the Purchaser's sole discretion or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the unilateral resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser, which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation or assignment shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Subsection 13.03.

                  SECTION 18. Mandatory Delivery. The sale and delivery of each Mortgage Loan on or before the related Closing Date of the Mortgage Loans described on the related

Mortgage Loan Schedule is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement Letter, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that in the event of the Seller's failure to deliver each of the related Mortgage Loans or one of the Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date the seller will incur a pairoff fee as described in the Purchase Price and Terms Letter Agreement. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Letter Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (a) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (b) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  SECTION 19. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

               (i)  if to the Seller:

                    HSBC Mortgage Corporation (USA)
                    2929 Walden Ave
                    Depew, NY 14043
                    Attn: Michael Stilb

               (ii) if to the Purchaser:

                    Morgan Stanley Mortgage Capital Inc.
                    1221 Avenue of the Americas
                    New York, New York  10020
                    Attention:  Peter Woroniecki - Whole Loan Operations Manager
                    Fax:  212-537-1827
                    Email: peter.woroniecki@morganstanley.com
                    with copies to:

                    Jeff Williams
                    Morgan Stanley - Servicing Oversight
                    5002 T-Rex Ave
                    Suite 300
                    Boca Raton, Florida 33431
                    Fax: 561-443-6040
                    Email: jeff.williams@morganstanley.com

                    Scott Samlin
                    Morgan Stanley - RFPG
                    1585 Broadway
                    New York, New York 10036
                    Fax: 212-507-6569
                    Email: scott.samlin@morganstanley.com

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

                  SECTION 20. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

                  SECTION 21. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                  SECTION 22. Governing Law. The Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

                  SECTION 23. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review. In the event, for any reason, any transaction contemplated herein is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and the Purchaser intend that the Purchaser or its assignee, as the case may be, shall have a perfected first priority security interest in the Mortgage Loans which may be held by MERS as the nominee for the Purchaser, and the proceeds of any and all of the foregoing (collectively, the "Collateral"), free and clear of adverse claims. In such case, the Seller shall be deemed to have hereby granted to the Purchaser or its assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, the related Purchase Price and Terms Agreement Letter and this Agreement shall constitute a security agreement.

                  SECTION 24. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. Following the Transfer Date, the Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred provided, however, that such Person will not be deemed to be the "Purchaser" hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement; an original counterpart of the document evidencing such agreement shall have been executed by Purchaser and the transferee and delivered to Seller. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Loans. In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by the Seller pursuant to Subsection 7.03 or
7.04 shall be retained solely by the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser, which consent shall not be unreasonably withheld.

                  SECTION 25. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

                  SECTION 26. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  SECTION 27. Nonsolicitation. From and after the related Closing Date, the Seller agrees that it shall not take any action or permit or cause any action to be taken by any of its agents or by any independent contractors on the Seller's behalf, and shall not assist any of its affiliates (for the purposes of this Section 27, "assist" includes providing names or contact information of Mortgagors of the Mortgage Loans) to personally, by telephone or mail (via electronic means or otherwise), solicit a Mortgagor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser.

                  Promotions undertaken by the Seller or by any affiliate of the Seller which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 27.

                  SECTION 28. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  SECTION 29. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  SECTION 30. Further Agreements. The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

                  SECTION 31. Waiver of Trial by Jury. THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 32. Jurisdiction; Consent to Service of Process. EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

                  SECTION 33. Privacy. Seller and Purchaser shall maintain policies, procedures, .and safeguards designed to protect the security and confidentiality of any non-public personal information relating to Mortgagors Seller and Purchaser agree to comply with the provisions of the Gramm-Leach-Bliley Act of 1999, as the same may be amended from time to time, and all implementing rules and regulations regarding consumer financial privacy, to the extent applicable to each of their actions and responsibilities hereunder.


                  SECTION 34. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.


                  SECTION 35. Confidentiality. Each of the Purchaser, the Seller and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent: (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party's employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this

Agreement and such data and information in the normal course of the performance of such Person's duties for such party, to the extent such party has procedures in effect to inform such Person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a securitization of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any Person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party's rights under this Agreement.

                  Notwithstanding any other express or implied agreement to the contrary, each of the Purchaser, the Seller and the Servicer agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

                  IN WITNESS WHEREOF, the Seller, the Purchaser and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                            HSBC Mortgage Corporation (USA)



                                            By: ___________________
                                                Name:
                                                Title:


                                            Morgan Stanley Mortgage Capital Inc.



                                            By: _______________________________
                                                Name:
                                                Title:

                                    EXHIBIT 1

                     FORM OF SELLER'S OFFICER'S CERTIFICATE

                  I, ________________________, hereby certify that I am the duly elected ______________ of , a corporation HSBC Mortgage Corporation (USA) (the "Seller"), and further certify, on behalf of the Seller as follows:

                  1. Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of the Seller as are in full force and effect on the date hereof.

                  2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                  3. Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Mortgage Loan Sale and Servicing Agreement (the "Purchase Agreement"), dated as of August 1, 2005 by and between the Seller and Morgan Stanley Mortgage Capital Inc. ("Purchaser"); (b) the Purchase Price and Terms Letter Agreement, dated _______ __, 200_, between the Seller and the Purchaser (the "Purchase Price and Terms Letter Agreement"); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale of the Mortgage Loans in accordance with the Purchase Agreement and the Purchase Price and Terms Agreement Letter was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

                  4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ____________, 200_ (the "Resolutions") with respect to the authorization and approval of the sale of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

                  5. Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ____________, 200_. No event has occurred since ____________, 200_ which has affected the good standing of the Seller under the laws of the State of ___________.

                  6. [Reserved]

                  7. All of the representations and warranties of the Seller contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all Material respects as of the date of the Purchase Agreement and are true and correct in all Material respects as of the date hereof.

                  8. The Seller has performed all of its duties and has satisfied all the Material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement.

                                    EXH. 1-1

                  All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:  ___________________________
        [Seal]


                                        HSBC Mortgage Corporation (USA).(Seller)



                                        By: ____________________________________
                                            Name:
                                            Title: Vice President

                  I, _______________________, Secretary of the Seller, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is genuine.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:        ___________________________
              [Seal]


                                        HSBC Mortgage Corporation (USA) (Seller)



                                        By: ____________________________________
                                            Name:
                                            Title: Vice President

                                    EXH. 1-2

                                    EXHIBIT 2


                     FORM OF SECURITY RELEASE CERTIFICATION

                  I._______Release of Security Interest

                  ___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Morgan Stanley Mortgage Capital Inc. (Purchaser) from the Seller named below pursuant to that certain Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2005, as of the date and time of receipt by ______________________________ of $__________
for such Mortgage Loans (the "Date and Time of Sale"), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.


Name and Address of Financial Institution



____________________________________
            (Name)
____________________________________
           (Address)



By:_________________________________


                                    EXH. 2-1

II.______Certification of Release

                  The Seller named below hereby certifies to Morgan Stanley Mortgage Capital Inc. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Morgan Stanley Mortgage Capital Inc., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.


                                        HSBC Mortgage Corporation (USA)


                                        Seller



                                        By: ____________________________________
                                            Name:
                                            Title:


                                    EXH. 2-2

                                    EXHIBIT 3

                            ASSIGNMENT AND CONVEYANCE

                  On this _______ day of ________, 200_, HSBC Mortgage Corporation (USA) (the "Seller" and the "Servicer"), as Seller and Servicer under that certain Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2005 (the "Agreement"), does hereby sell, transfer, assign, set over and convey to as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as
Schedule I, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to the Agreement, the Seller has delivered or shall deliver to the Purchaser the Mortgage Loan Documents for each Mortgage Loan to be purchased and such other documents as set forth in this Agreement. The contents of each related Servicing File required to be retained by the Seller to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held by the Seller for the benefit of the Purchaser as the owner thereof. The Seller's possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained by the Seller at the will of the Purchaser in such custodial capacity only.

                  The Seller confirms to the Purchaser that the representations and warranties set forth in Subsections 7.01 and 7.02 of the Agreement are true and correct in all Material respects as of the date hereof, and that all statements made in the Seller's Officer's Certificate and all attachments thereto remain complete, true and correct in all Material respects as of the date hereof, and that the Mortgage Loan information set forth on Schedule I attached hereto is true and correct in all Material respects as of the date hereof.

                  A copy of the Underwriting Guidelines applicable to the Mortgage Loans is attached as Schedule II hereto.

                  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.


                                        HSBC Mortgage Corporation (USA)
                                            (Seller and Servicer)



                                        By: ____________________________________
                                            Name:
                                            Title:


                                    EXH. 3-1

                                    EXHIBIT 4

                         CONTENTS OF EACH MORTGAGE FILE

                  With respect to each Mortgage Loan, the Mortgage File shall include copies (or with respect to items 1 and 2 below, originals) of each of the following items, which shall be delivered to the Purchaser in accordance with Section 7.03 by the Seller:

                  Legal Documents

1.    Mortgage Note and applicable Riders and Addendums.

2.    Allonge/Endorsement.

3. Security Instrument--Mortgage/Deed of Trust--and applicable Riders and Addendums.

4.    Power of Attorney (if applicable).

5.    A copy of the Note Prior to endorsement to MERS.

6.    MERS.

7.    Assignment(s) if not affiliated with MERS.

8.    Intervening Assignments.

9. Modification and Buydown Agreement (if applicable) A copy of the Note prior to endorsement to Purchaser.

10.   Assumption documents and history.

11. Truth in Lending RESPA disclosures, including applicable agency (OTS, OCC, etc.) .

12.   Escrow assignments/Escrow Waver (if applicable).

13.   Initial Escrow Form.

14.   W-9's .

15.   [Reserved].

16.   Mortgage Loan closing statement (HUD-1) (including Addendum).

17.   Name Affidavit ( if applicable).

18.   Right of Rescission/ Notice of Right to Cancel.

19.   Complete Residential Loan Application.

                                    EXH. 4-1

20.   Residential Appraisal Report.

21.   Title Commitment.

22.   Hazard Policy.

23.   Mortgage Insurance Certificate.

24.   Flood Certification.

25.   Monthly Payment.

26.   Tax Serv Authority Form (NY/NJ).

27.   Subordination Agreement.

28.   2nd Lien Note/Mortgage.

29.   ID Verification.

30.   Any other Legal documents used in the origination of the loan.

Credit Documents (placed on the right side of the Mortgage file)
----------------------------------------------------------------

31.   Original or copy handwritten application with original signatures.

32.   Approval Notice/Commitment letter.

33.   Verification of Employment.

34.   Verification of Deposit.

35.   Verification of Credit.

36. Verification of acceptable evidence of source and amount of down payment, if required pursuant to the related Mortgage Loan's origination program.

37.   Credit Report on Mortgagor.

38.   Transmittal Summary.

39.   {Reserved}

40. Copy of each instrument necessary to complete identification of any exception set forth in the exception Schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

41. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

                                    EXH. 4-2

42. If available, termite report, structural engineer's report, water portability and septic certification.

43.   Sales Contract, if applicable.

44.   PMI Certificate.

45.   {RESERVED}

46.   .{RESERVED}

47.   Any other documents used in making the final credit decision.

Note: Label the top outer cover of the file folder with Borrower's Last Name, and Loan #.

                                    EXH. 4-3

                                    EXHIBIT 5


                             MORTGAGE LOAN DOCUMENTS

                  With respect to each Mortgage Loan set forth on a related Mortgage Loan Schedule, the Seller shall deliver and release to the Purchaser the following documents:

                  1. the original Mortgage Note bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee to the Seller, endorsed , as follows, "Pay to the order of Morgan Stanley Mortgage Capital Inc., without recourse", and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by "[name of last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[name of last endorsee], formerly known as [previous name]";

                  If the Seller uses facsimile signatures to endorse Mortgage Notes, the Seller must provide in an Officer's Certificate that the endorsement is valid and enforceable in the jurisdiction(s) in which the Mortgaged Properties are located and must retain in its corporate records the following specific documentation authorizing the use of facsimile signatures: (i) a resolution from its board of directors authorizing specific officers to use facsimile signatures; stating that facsimile signatures will be a valid and binding act on the Seller's part; and authorizing the Seller's corporate secretary to certify the validity of the resolution, the names of the officers authorized to execute documents by using facsimile signatures, and the authenticity of specimen forms of facsimile signatures; (ii) the corporate secretary's certification of the authenticity and validity of the board of directors' resolution; and (iii) a notarized "certification of facsimile signature," which includes both the facsimile and the original signatures of the signing officer(s) and each officer's certification that the facsimile is a true and correct copy of his or her original signature.

                  2. With respect to Mortgage Loans that are not Co-op Loans, the original or a certified true copy of the Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording unless the Mortgage Loan is a MERS Designated Mortgage Loan or has been previously assigned to MERS. The Mortgage shall be assigned, with assignee's name to Morgan Stanley Mortgage Capital Inc. If the Mortgage Loan was acquired by the last assignee in a merger, the Assignment of Mortgage must be made by "[name of last assignee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last assignee while doing business under another name, the Assignment of Mortgage must be by "[name of last assignee], formerly known as [previous name]";

                  3. the original or a certified true copy of any guarantee executed in connection with the Mortgage Note, if any;

                                    EXH. 5-1

                  4. With respect to Mortgage Loans that are not Co-op Loans the original or a certified true copy of the Mortgage with evidence of recording thereon With respect to any Co-op Loan, an original or a certified true copy of the Security Agreement. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage or a certified true copy of the Mortgage with evidence of recording thereon has not been returned by the public recording office where such Mortgage has been delivered for recordation or such Mortgage has been lost or such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller insuring the Mortgage stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer's Certificate or by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

                  5. original or a certified true copies of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

                  6. With respect to Mortgage Loans that are not Co-op Loans, the original or a certified true copies of all intervening Assignments of Mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening Assignment of Mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening Assignments of Mortgage, a photocopy of such intervening Assignment of Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller insuring the Mortgage stating that such intervening Assignment of Mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer's Certificate or by the Seller; or (ii) in the case of an intervening Assignment of Mortgage where a public recording office retains the original recorded intervening Assignment of Mortgage or in the case where an intervening Assignment of Mortgage is lost after recordation in a public recording office, a copy of such intervening Assignment of Mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage;

                  7. if the Mortgage Note, the Mortgage, any Assignment of Mortgage, or any other related document has been signed by a Person on behalf of the Mortgagor, a certified copy of the power of attorney or other instrument that authorized and empowered such Person to sign;

                  8. With respect to Mortgage Loans that are not Co-op Loans, the original (which may include a computer-generated signature) or a certified true copy of the lender's title

                                    EXH. 5-2
insurance policy in the form of an ALTA mortgage title insurance policy, containing each of the endorsements required by FNMA and insuring the Purchaser and its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan or, if the original lender's title insurance policy has not been issued, the irrevocable commitment to issue the same; the original or a certified true copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any. In addition, the Purchaser will accept a short-form title insurance policy which, by nature of the conditions and stipulations of the title policy will include all FNMA and FHLMC requirements for endorsements; and

                  9. with respect to any Co-op Loan: (i) a copy of the Co-op Lease and the assignment of such Co-op Lease, with all intervening assignments showing a complete chain of title and an assignment thereof by Seller; (ii) the stock certificate together with an undated stock power relating to such stock certificate executed in blank; (iii) the recognition agreement of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan; and (iv) copies of the financial statement filed by the originator as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 assignment of such security interest by the Seller in a form sufficient for filing.

                                    EXH. 5-3

                                    EXHIBIT 6

                    FORM OF MONTHLY REMITTANCE ADVICE FIELDS

                              Mortgage Loan Number:
                       Previous Stated Principal Balance:
                        Current Stated Principal Balance:
                                  Paid To Date:
                         Current Mortgage Interest Rate:
                            Current Monthly Payment:
                               Principal Remitted:
                               Interest Remitted:
                                 Servicing Fee:


                             FORM OF SERVICER REPORT

                  ------------------------------------------------

                                    Field Name
                  ------------------------------------------------
                  LOAN NUMBER
                  ------------------------------------------------
                  INVESTOR
                  ------------------------------------------------
                  INV LOAN
                  ------------------------------------------------
                  INT RATE
                  ------------------------------------------------
                  YIELD
                  ------------------------------------------------
                  DUE DATE
                  ------------------------------------------------
                  P-I CON
                  ------------------------------------------------
                  BEGIN P-BAL
                  ------------------------------------------------
                  END P-BAL
                  ------------------------------------------------
                  PRN-COLL
                  ------------------------------------------------
                  INT-COLL
                  ------------------------------------------------
                  SER-FEE COLL
                  ------------------------------------------------
                  BEGIN SCHED P-BAL
                  ------------------------------------------------
                  END SCHED P-BAL
                  ------------------------------------------------
                  SCH PRN
                  ------------------------------------------------
                  SCH NET-INT
                  ------------------------------------------------
                  BUYDOWN
                  ------------------------------------------------
                  REMITTANCE AMOUNT
                  -----------------------------------------------
                  CURTAILMENT AMOUNT
                  ------------------------------------------------
                  ADJUSTMENT AMOUNT
                  ------------------------------------------------
                  PAYOFF PRINCIPAL
                  ------------------------------------------------
                  PAYOFF DATE
                  ------------------------------------------------

                                    EXH. 6-6

                                    EXHIBIT 7

               FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT

                  This INDEMNIFICATION AND CONTRIBUTION AGREEMENT ("Agreement"), dated as of [_______], 200_, among [________________] (the "Depositor"), a
[______________] corporation (the "Depositor"), Morgan Stanley Mortgage Capital Inc., a New York corporation ("Morgan") and [_____________], a [_______________]
(the "Seller").

                              W I T N E S S E T H:

                  WHEREAS, the Depositor is acting as depositor and registrant with respect to the Prospectus, dated [________________], and the Prospectus Supplement to the Prospectus, [________________] (the "Prospectus Supplement"), relating to [________________] Certificates (the "Certificates") to be issued pursuant to a Pooling and Servicing Agreement, dated as of [________________] (the "P&S"), among the Depositor, as depositor, [________________], as servicer (the "Servicer"), and [________________], as trustee (the "Trustee");

                  WHEREAS, as an inducement to the Depositor to enter into the P&S, and [____________________] (the "Underwriter[s]") to enter into the Underwriting Agreement, dated [____________________] (the "Underwriting Agreement"), between the Depositor and the Underwriter[s], and [_______________] (the "Initial Purchaser[s]") to enter into the Certificate Purchase Agreement, dated [____________] (the "Certificate Purchase Agreement"), between the Depositor and the Initial Purchaser[s], Seller has agreed to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

                  WHEREAS, Morgan purchased from Seller certain of the Mortgage Loans underlying the Certificates (the "Mortgage Loans") pursuant to a Mortgage Loan Sale and Servicing Agreement, dated as of [DATE] (the "Sale and Servicing Agreement"), by and between Morgan and Seller; and

                  WHEREAS, pursuant to Section 14 of the Sale and Servicing Agreement, the Seller has agreed to indemnify the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] and their respective affiliates, present and former directors, officers, employees and agents.

                  NOW THEREFORE, in consideration of the agreements contained herein, and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Depositor, Morgan and the Seller agree as follows:

                  1. Indemnification and Contribution.

                  (e) The Seller agrees to indemnify and hold harmless the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] and their respective affiliates and their respective present and former directors, officers, employees and agents and each person, if any, who controls the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] or such affiliate

                                    EXH.-7-1
within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Offering Circular or in the Comp Materials or any omission or alleged omission to state in the Prospectus Supplement, the Offering Circular or in the Comp Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any such untrue statement or omission or alleged untrue statement or alleged omission made in any amendment of or supplement to the Prospectus Supplement, the Offering Circular or the Comp Materials and agrees to reimburse the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] or such affiliates and each such officer, director, employee, agent and controlling person promptly upon demand for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Seller shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Seller Information. The foregoing indemnity agreement is in addition to any liability which Seller may otherwise have to the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] their affiliates or any such director, officer, employee, agent or controlling person of the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] or their respective affiliates; provided, however, that in the event of a conflict between this Agreement (as executed by the parties) and Section 14 of the Sale and Servicing Agreement, the provisions of this paragraph shall control.

                  As used herein:

                  "Seller Information" means any information relating to Seller, the Mortgage Loans and/or the underwriting guidelines relating to the Mortgage Loans set forth in the Prospectus Supplement, the Offering Circular or the Comp Materials [and static pool information regarding mortgage loans originated or acquired by the Seller and included in the Prospectus Supplement, the Offering Circular or the Comp Materials [incorporated by reference from the Seller's website located at ______________].

                  The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and, together with the PSA Letter, the "No Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20,
1994). The term "Comp Materials" as used herein means collectively Collateral Term Sheets,

                                   EXH.7-2

Structural Term Sheet and Computational Materials relating to the Certificates or the transaction contemplated by the Prospectus Supplement.

                  "Offering Circular" means the offering circular, dated [__________] relating to the private offering of the [_______________] Certificates.

                  (f) Promptly after receipt by any indemnified party under this Section 1 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 1 except to the extent it has been materially prejudiced by such failure; and provided, further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 1.

                  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except as provided in the following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 1 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is necessary or appropriate for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties.

                  Each indemnified party, as a condition of the indemnity agreements contained in this Section 1, shall cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected

                                    EXH. 7-3
without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                  (g) If the indemnification provided for in this Section 1 is unavailable to an indemnified party, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the statements or omissions that result in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified party and indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations.

                  (h) The indemnity and contribution agreements contained in this Section 1 and the representations and warranties set forth in Section 2 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s], their respective affiliates, directors, officers, employees or agents or any person controlling the Depositor, Morgan, the Underwriter[s], the Initial Purchaser[s] or any such affiliate, and (iii) acceptance of and payment for any of the Offered Certificates or Private Certificates.

                  2. Representations and Warranties. Seller represents and warrants that:

                  (i) Seller is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and has full power and authority to own its assets and to transact the business in which it is currently engaged. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Seller;

                  (ii) Seller is not required to obtain the consent of any other person or any consent, license, approval or authorization from, or registration or declaration with, any

                                    EXH. 7-4
         governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

                  (iii) the execution, delivery and performance of this Agreement by Seller will not violate any provision of any existing law or regulation or any order decree of any court applicable to Seller or any provision of the charter or bylaws of Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Seller is a party or by which it may be bound;

                  (iv) (a) no proceeding of or before any court, tribunal or governmental body is currently pending or, (b) to the knowledge of Seller, threatened against Seller or any of its properties or with respect to this Agreement or the Offered Certificates, in either case, which would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Seller;

                  (v) Seller has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of each of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, by the availability of equitable remedies, and by limitations of public policy under applicable securities law as to rights of indemnity and contribution thereunder; and

                  (vi) this Agreement has been duly executed and delivered by Seller.

                  3. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Seller, will be mailed, delivered or faxed or emailed and confirmed by mail [______________________]; if sent to Morgan, will be mailed, delivered or faxed or emailed and confirmed by mail to Morgan Stanley Mortgage Capital Inc., 1221 Avenue of the Americas, New York, New York 10020,
         Attention: Peter Woroniecki Whole Loans Operations Manager, Fax:
         [_______], Email: peter.woroniecki@morganstanley.com, with copies to
         (i) Michelle Wilke, Morgan Stanley - Legal Counsel, Securities, Morgan Stanley, 1585 Broadway, 38th Floor, New York, New York 10020, Fax [_____], Email: michelle.wilke@morganstanley.com, and (ii) Steven Shapiro, Morgan Stanley - SPG Finance, Morgan Stanley, 1585 Broadway, 10th Floor, New York, New York 10036, Fax [_____],Email: steven.shapiro@morganstanley.com; if to the Depositor, will be mailed, delivered or telegraphed and confirmed to [____________________]; or if to the Underwriter[s], will be mailed, delivered or telegraphed and confirmed to [_____________________]; or if to the Initial Purchaser[s], will be mailed, delivered or telegraphed and confirmed to [_____________________].

                  4. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns and the controlling persons referred to herein, and no

                                    EXH. 7-5
         other person shall have any right or obligation hereunder. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument. Capitalized terms used but not defined herein shall have the meanings provided in the P&S.

                            [SIGNATURE PAGE FOLLOWS]

                                    EXH. 7-6

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, this __th day of [_____________].


                                        [DEPOSITOR]



                                        By: ___________________________________
                                            Name:
                                            Title:


                                        MORGAN STANLEY MORTGAGE CAPITAL INC.



                                        By: ____________________________________
                                            Name:
                                            Title:


                                        [SELLER]



                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXH. 7-7

                                    EXHIBIT 8

                              ANNUAL CERTIFICATION

         Re: [_______________] (the "Trust"), Mortgage Pass Through Certificates, Series [_____], issued pursuant to the Pooling and Servicing Agreement, dated as of [_____], 200_ (the "Pooling and Servicing Agreement"), among [_____], as depositor (the "Depositor"), [_____], as trustee (the "Trustee"), [_____], as servicer (the "Servicer"), and [_____], as responsible party

                  I, [identify the certifying individual], certify to the Depositor, the Trustee [and the Master Servicer], and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report, [the Assessment of Servicing Compliance [commencing for certifications to be delivered in March 2007 and thereafter]], and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the [Master Servicer][Trustee] by the Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

                  2. Based on my knowledge, the servicing information required to be provided to the [Master Servicer][_______] by the Servicer under [the Pooling and Servicing Agreement][the Servicing Agreement] has been provided to the [Master Servicer][________];

                  3. I am responsible for reviewing the activities performed by the Servicer under [the Pooling and Servicing Agreement][the Servicing Agreement] and based upon my knowledge and the review conducted in preparing the Annual Statement of Compliance required under [the Pooling and Servicing Agreement][the Servicing Agreement], and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and [the Assessment of Servicing Compliance [commencing for certifications to be delivered in March 2007 and thereafter]] required to be delivered to [the Trustee][the Master Servicer] in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to [the Trustee][the Master Servicer]), the Servicer has, as of the date of this certification, fulfilled its obligations under [the Pooling and Servicing Agreement][the Servicing Agreement]; and

                  4. [If the Securitization Transfer occurs in 2005.] I have disclosed to [the Master Servicer] all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with

                                   EXH. 8-1
         the Uniform Single Attestation Program for Mortgage Bankers or similar standard, as set forth in [the Pooling and Servicing Agreement][the Servicing Agreement], have been disclosed to such accountant and are included in such report.

                  5. [If the Securitization Transfer occurs in 2006 or thereafter.] The report on assessment of compliance with Servicing Criteria and its related accountant's attestation report required to be delivered by us under the [Pooling and Servicing Agreement] [the Servicing Agreement] have been delivered to the Trustee and complied with the requirements thereunder and any material instance of non compliance with the Servicing Criteria has been disclosed on such reports.


                                             Date:_________________________



                                             ______________________________
                                             [Signature]
                                             [Title]

                                    EXH. 8-2

                                    EXHIBIT 9

                         CUSTODIAL ACCOUNT CERTIFICATION


                                                             _________ __, 200__

                  [_____________________] hereby certifies that it has established the account described below as a Custodial Account pursuant to Subsection 11.04 of the Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2005, Fixed and Adjustable Rate Mortgage Loans.

         Title of Account: "[_____________________], in trust for Morgan Stanley Mortgage Capital Inc. as Purchaser of Mortgage Loans and various Mortgagors."

         Account Number:   __________________________

         Address of office or
branch of [_____________________]
at which the Custodial
Account is maintained:              ______________________

                                    ______________________

                                    ______________________


                                             [SELLER]



                                             By:________________________________
                                                 Name:
                                                 Title:

                                    EXH. 9-1

                                   EXHIBIT 10

                       CUSTODIAL ACCOUNT LETTER AGREEMENT


                                                             _________ __, 200__

To:

                  (the "Depository")

                  As Servicer under the Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2005, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "[_____________________], in trust for Morgan Stanley Mortgage Capital Inc. as Purchaser of Mortgage Loans and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                             [SELLER]



                                             By:________________________________
                                                 Name:
                                                 Title:

                                    EXH. 10-1

                  The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ____________________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                             [________________________________],
                                                as Depository



                                             By:________________________________
                                                 Name:
                                                 Title:
                                                 Date:

                                    EXH. 10-2

                                   EXHIBIT 11

                          ESCROW ACCOUNT CERTIFICATION

                                                             _________ __, 200__

                  [_____________________] hereby certifies that it has established the account described below as an Escrow Account pursuant to Subsection 11.06 of the Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2005 Fixed and Adjustable Rate Mortgage Loans.

         Title of Account: "[_____________________], in trust for Morgan Stanley Mortgage Capital Inc. as Purchaser of Mortgage Loans and various Mortgagors."

         Account Number:   __________________________

         Address of office or
branch of [_____________________]
at which the Escrow
Account is maintained:              ______________________

                                    ______________________

                                    ______________________


                                             [SELLER]



                                             By:________________________________
                                                 Name:
                                                 Title:

                                   EXH. 11-1

EXH. 12-2

                                   EXHIBIT 12

                         ESCROW ACCOUNT LETTER AGREEMENT


                                                             _________ __, 200__

To:

                  (the "Depository")

                  As Servicer under the Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2005, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "[_____________________], in trust for Morgan Stanley Mortgage Capital Inc. as Purchaser of Mortgage Loans and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                             [SELLER]



                                             By:________________________________
                                                 Name:
                                                 Title:

                                   EXH. 12-1

                  The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ____________________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                             [________________________________],
                                                as Depository



                                             By:________________________________
                                                 Name:
                                                 Title:
                                                 Date:

                                    EXH. 12-2

                                   EXHIBIT 13

                             UNDERWRITING GUIDELINES

                               [SELLER TO PROVIDE]


                                   EXH. 13-1

                                   EXHIBIT 14

                  FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

                  THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated [____________ __, 20__] ("Agreement"), among Morgan Stanley Mortgage Capital Inc. ("Assignor"), [____________________] ("Assignee") and [SELLER] (the "Company"):

                  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

                  1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Mortgage Loan Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of [DATE], between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, solely insofar as the Sale and Servicing Agreement relates to the Mortgage Loans.

                  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to (a) Subsection 7.04 of the Sale and Servicing Agreement or (b) any mortgage loans subject to the Sale and Servicing Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company

                  2. From and after the date hereof (the "Securitization
Closing Date"), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Sale and Servicing Agreement (solely to the extent set forth herein) and this Agreement to [__________________] (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of [__________, 200_] (the "Pooling Agreement"), among the Assignee, the Assignor, [___________________], as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"), [____________________], as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "Servicer"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Sale and Servicing Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in
Section 6 of the Sale and Servicing Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all

                                   EXH. 14-1
references to the Purchaser, the Custodian or the Bailee under the Sale and Servicing Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Sale and Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Sale and Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

                  3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Sale and Servicing Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

                  (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Sale and Servicing Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Sale and Servicing Agreement, and the Company is solvent.


                                   EXH. 14-2

                  4. Pursuant to Section 14 of the Sale and Servicing Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Subsections 7.01 and 7.02 of the Sale and Servicing Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof unless otherwise specifically stated in such representations and warranties.

Remedies for Breach of Representations and Warranties

                  5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 7.03 of the Sale and Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

                  6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

                  8. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

                  9. Each of this Agreement and the Sale and Servicing Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Sale and Servicing Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Sale and Servicing Agreement.

                  10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

                  11. In the event that any provision of this Agreement conflicts with any provision of the Sale and Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

                                   EXH. 14-3

                  12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Sale and Servicing Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                                        [SELLER]



                                        By:_____________________________________
                                            Name:_______________________________
                                            Its:________________________________



                                        MORGAN STANLEY MORTGAGE CAPITAL INC.



                                        By:_____________________________________
                                            Name:_______________________________
                                            Its:________________________________



                                        [ASSIGNEE]



                                        By:_____________________________________
                                            Name:_______________________________
                                            Its:________________________________


                                   EXH. 14-4

                                   EXHIBIT 15

                      FORM OF OPINION OF COUNSEL TO SELLER


                                     (date)

Morgan Stanley Mortgage Capital Inc.
1633 Broadway
New York, New York 10019

Dear Sirs:

                  You have requested [our] [my] opinion, as [Assistant] General Counsel to ___________________ (the "Company"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Mortgage Loan Sale and Servicing Agreement, by and between the Company and Morgan Stanley Mortgage Capital Inc. (the "Purchaser"), dated as of August 1, 2005 (the "Sale and Servicing Agreement") which sale is in the form of whole loans, delivered pursuant to a Custodial Agreement dated as of _____ __, 200_ among the Purchaser, the Company, and ______________________[CUSTODIAN] (the "Custodial Agreement" and, collectively with the Sale and Servicing Agreement, the "Agreements"). Capitalized terms not otherwise defined herein have the meanings set forth in the Sale and Servicing Agreement.

                  [We] [I] have examined the following documents:

                  1.    the Sale and Servicing Agreement;

                  2.    the Custodial Agreement;

                  3.    the form of Assignment of Mortgage;

                  4.    the form of endorsement of the Mortgage Notes; and

                  5. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

                  To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Sale and Servicing Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.


                                   EXH. 15-1

                  Based upon the foregoing, it is [our] [my] opinion that:

                  1. The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of the [United States] and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation/formation].

                  2. The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver the Agreements and to perform and observe the terms and conditions of the Agreements.

                  3. Each of the Agreements has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

                  4. The Company has been duly authorized to allow designated officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

                  5. The Company has been duly authorized to allow designated officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

                  6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

                  7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

                  8. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now

                                   EXH. 15-2
conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

                  9. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreements is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

                  10. The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Custodial Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

                  This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of the date of this opinion.


     Very truly yours,



_________________________________
[Name]

_________________________________
[Assistant] General Counsel


                                   EXH. 15-3

                                    EXHIBIT A

                                 MORTGAGE LOANS


                                    EXH A-1

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE


                                    Sch I-1